SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ERIE INDEMNITY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2004

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Erie Indemnity Company (the “Company”) will be held at 2:00 p.m., local time, on Tuesday, April 27, 2004, at the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1.	To elect 15 Directors of the Company to serve until the Company’s 2005 Annual Meeting of Shareholders and until their successors are elected;

2.	To consider and act upon a proposal to approve the Company’s new Annual Incentive Plan for the purpose of qualifying it under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

3.	To consider and act upon a proposal to approve the Company’s new Long-Term Incentive Plan for the purpose of qualifying it under Section 162(m) of the Code; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     In the event that the Annual Meeting is adjourned:

•	pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) those holders of Class B Common Stock entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of holders of Class B Common Stock present at such adjourned meeting constitutes less than a quorum as fixed in the Company’s Bylaws; and

•	pursuant to Section 1756(b)(2) of the BCL those holders of Class B Common Stock entitled to vote who attend a meeting of shareholders that was previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum shall constitute a quorum for acting upon any matter set forth in this notice other than the election of directors even though the number of holders of Class B Common Stock present at such adjourned meeting constitutes less than a quorum as fixed in the Company’s Bylaws.

The ERIE Is Above All In SERVICE® • Since 1925

     This Notice and Proxy Statement, together with a copy of the Company’s Annual Report for the year ended December 31, 2003, are being sent to all holders of Class A Common Stock and Class B Common Stock as of the close of business on Friday, March 5, 2004. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission rules. Holders of Class A Common Stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

     Holders of Class B Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend the Annual Meeting in person.

By Order of the Board of Directors,

Jan R. Van Gorder,
Senior Executive Vice President,
Secretary and General Counsel

March 26, 2004
Erie, Pennsylvania

ERIE INDEMNITY COMPANY

ERIE INDEMNITY COMPANY
100 Erie Insurance Place
Erie, Pennsylvania 16530

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement, which is first being mailed to the holders of Class A Common Stock and Class B Common Stock of Erie Indemnity Company (the “Company”) on or about March 26, 2004, is furnished to such holders to provide information and is also being furnished in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock to be voted at the Annual Meeting of Shareholders and at any adjournment, postponement or continuation thereof (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m., local time, on Tuesday, April 27, 2004. at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission (“SEC”) rules.

     Shares of Class B Common Stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the holders of Class B Common Stock. Any proxy representing shares of Class B Common Stock not specifying to the contrary will be voted for the election of the candidates for director named below who were nominated by the Nominating and Governance Committee (the “Nominating Committee”) of the Company’s Board of Directors, and for the approval of the Company’s new Annual Incentive Plan (the “New AIP”) and the Company’s new Long-Term Incentive Plan (the “New LTIP”). See “Other Matters” for a discussion of certain discretionary voting authority. A holder of Class B Common Stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by furnishing a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone by the Company’s regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class A Common Stock and Class B Common Stock in their names or in the names of nominees for their reasonable expenses in forwarding the Company’s proxy material to beneficial owners.

     Only holders of Class B Common Stock of record at the close of business on March 5, 2004 are entitled to vote at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Except as is otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) in the case of adjourned meetings, a majority of the outstanding shares of Class B Common Stock will constitute a quorum at the Annual Meeting for the election of directors, and for approval of the New AIP and the New LTIP. Cumulative voting rights do not exist with respect to the election of directors. The 15 candidates for election as a director who receive the largest number of votes cast by the holders of Class B Common Stock in person or by proxy at the Annual Meeting will be elected as directors. The approval of the New AIP and the New LTIP will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Class B Common Stock. Shares of Class B Common Stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors or for approval of the New AIP and the New LTIP. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors and for approval of the New AIP and the New LTIP. Abstentions from voting and broker nonvotes will have no effect on the election of directors or the approval of the New AIP and the New LTIP because they will not represent votes cast at the Annual Meeting.

     As of the close of business on March 5, 2004, the Company had 64,061,106 shares of Class A Common Stock outstanding, which are not entitled to vote on the matters to be acted upon at the Annual Meeting, and 2,890 shares of Class B Common Stock outstanding, which have the exclusive right to vote on all matters to be acted upon at the Annual Meeting.

     There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt and one for the benefit of Susan Hirt Hagen. The H.O. Hirt Trusts collectively own 2,340 shares of Class B Common Stock, which, because such shares represent 81.31% of the outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of the Class B Common Stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. The trustees of the H.O. Hirt Trusts as of the record date for the Annual Meeting are F. William Hirt (“Mr. Hirt”), Susan Hirt Hagen (“Mrs. Hagen”) and Bankers Trust Company of New York, which is now known as Deutsche Bank (“Bankers Trust”).

     On March 3, 1999, Bankers Trust filed a petition with the Orphans’ Court Division of the Court of Common Pleas of Erie County, Pennsylvania (the “Court”) requesting that the Court accept the resignation of Bankers Trust as corporate trustee of the H.O. Hirt Trusts as a result of conflicts of interest that Bankers Trust believed existed as a result of certain insurance operations conducted by Bankers Trust’s parent company and affiliates. Also, an affiliate of Bankers Trust, Deutsche Bank, is one of the largest market makers in the Company’s Class A Common Stock. On May 7, 1999, the Court issued an Order accepting the resignation of Bankers Trust at such time as the Court appoints a successor corporate trustee. As of the date of this Proxy Statement, two successor corporate trustee candidates: Wachovia Bank, N.A. which is supported by Mr. Hirt, and Sentinel Trust Company, which is supported by Mrs. Hagen, have presented testimony to the Court in this matter. Subsequent to that testimony, Laurel Hirt, a daughter of Mr. Hirt and a beneficiary of the H.O. Hirt Trusts, filed a petition requesting that the Court also consider a third successor corporate trustee candidate that is not supported by Mr. Hirt. Mr. Hirt has filed a petition objecting to Laurel Hirt’s petition. Both Laurel Hirt’s and Mr. Hirt’s petitions are currently pending.

     The Company does not know whom the Court will appoint as successor corporate trustee, but it is unlikely such appointment will be effective before the Annual Meeting.

     Under the provisions of the H.O. Hirt Trusts, the shares of Class B Common Stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 15 candidates for director named below, who have been nominated by the Nominating Committee of the Company’s Board of Directors, and for approval of the New AIP and the New LTIP, such candidates will be elected as directors of the Company and the New AIP and the New LTIP will be approved, even if all shares of Class B Common Stock other than those held by the H.O. Hirt Trusts are not voted for such candidates or for such approval. The Company has not been advised as of the date of this Proxy Statement how the trustees of the H.O. Hirt Trusts intend to vote at the Annual Meeting.

     Reference is made to “Legal Proceedings” in this Proxy Statement for further information regarding litigation involving the H.O. Hirt Trusts.

     The Company operates predominantly as a provider of management services to Erie Insurance Exchange (the “Exchange”). The Company also operates as a property and casualty insurer through its subsidiaries. Since 1925, the Company has served as the attorney-in-fact for the policyholders of the Exchange. The Exchange is a reciprocal insurance exchange, which is an unincorporated association of individuals, partnerships and corporations that agree to insure one another. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which contains an appointment of the Company as the attorney-in-fact for the subscribers. As attorney-in-fact, the Company is required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange.

     The Exchange and its property and casualty insurance subsidiary and the Company’s three property and casualty insurance subsidiaries (the “Property and Casualty Group”) write personal and commercial lines property and casualty insurance coverages exclusively through approximately 1,800 independent agencies comprised of more than 7,000 licensed representatives and pool their underwriting results. The financial results of the Company and the Exchange are not consolidated. As a result of the Exchange’s 94.5% participation in the underwriting results of the Property and Casualty Group, the underwriting risk of the Property and Casualty Group’s business is largely borne by the Exchange.

     The Company charges the Exchange a management fee calculated as a percentage, limited to 25%, of the direct written premiums of the Property and Casualty Group. Management fees accounted for 74.4%, 76.3% and 76.6%, respectively, of the Company’s revenues for the three years ended December 31, 2003, 2002 and 2001. The percentages shown for 2002 and 2001 have been recomputed based on the 2003 presentation of the Consolidated Statement of Operations, which presentation is net of inter-company management fees and costs. The management fee rate was 25% in 2001 and 2002, and 24% in 2003. The rate currently is set at 23.5% beginning January 1, 2004.

     The Company’s property and casualty insurance subsidiaries are Erie Insurance Company (“Erie Insurance Co.”), Erie Insurance Company of New York (“Erie NY”) and Erie Insurance Property & Casualty Company (“EI P&C”). In addition, the Company holds investments in both affiliated and unaffiliated entities, including a 21.6% interest in the common stock (“EFL Common Stock”) of Erie Family Life Insurance Company (“EFL”), a life insurance company. The Exchange owns 53.5% of EFL’s Common Stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 20, 2004 the amount of the outstanding Class A Common Stock and Class B Common Stock of the Company and shares of EFL Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Class A Common Stock or Class B Common Stock or EFL Common Stock, (ii) each director and candidate for director nominated by the Nominating Committee, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

					Shares of EFL		Percent of
	Shares of Class A	Percent of	Shares of Class B	Percent of	Common		Outstanding
	Common Stock	Outstanding	Common Stock	Outstanding	Stock		EFL
Name of Individual	Beneficially	Class A	Beneficially	Class B	Beneficially		Common
or Identity of Group	Owned(1)(2)	Common Stock(3)	Owned(1)(2)	Common Stock(3)	Owned(1)(2)		Stock(3)
5% or Greater Holders:

Black Interests Limited Partnership(4) Erie, Pennsylvania	5,709,240	8.91%	390	13.55%	—		—

Samuel P. Black, III(4)(5) Erie, Pennsylvania	5,864,083	9.16%	410	14.25%	107,637	(17)	1.14%

Hagen Family Limited Partnership(6) Erie, Pennsylvania	10,092,900	15.76%	1	—	154,182		1.63%

H.O. Hirt Trusts(7) Erie, Pennsylvania	—	—	2,340	81.31%	—		—

Susan Hirt Hagen(6)(7)(8) Erie, Pennsylvania	16,752,793	26.16%	2,353	81.76%	154,482	(18)	—

Hirt Family Limited Partnership(9) Erie, Pennsylvania	11,830,000	18.47%	—	—	166,934		1.77%

F. William Hirt(7)(9)(10) Erie, Pennsylvania	12,719,353	19.86%	2,360	82.00%	167,034	(19)	—

Erie Insurance Exchange Erie, Pennsylvania	—	—	—	—	5,055,562		53.50%

Erie Indemnity Company Erie, Pennsylvania	—	—	—	—	2,043,900		21.63%

					Shares of EFL		Percent of
	Shares of Class A	Percent of	Shares of Class B	Percent of	Common		Outstanding
	Common Stock	Outstanding	Common Stock	Outstanding	Stock		EFL
Name of Individual	Beneficially	Class A	Beneficially	Class B	Beneficially		Common
or Identity of Group	Owned(1)(2)	Common Stock(3)	Owned(1)(2)	Common Stock(3)	Owned(1)(2)		Stock(3)
Directors and Nominees for Director(11):

Kaj Ahlman	511	—	—	—	—		—
John T. Baily	1,526	—	—	—	205		—
J. Ralph Borneman, Jr.	51,093	—	—	—	1,536		—
Wilson C. Cooney	1,511	—	—	—	—		—
Patricia Garrison-Corbin	1,393	—	—	—	100		—
John R. Graham	1,511	—	—	—	—		—
C. Scott Hartz	2,531	—	—	—	—		—
Samuel P. Katz	1,593	—	—	—	—		—
Claude C. Lilly, III	1,593	—	—	—	—		—
Jeffrey A. Ludrof(12)	9,182	—	—	—	100		—
Jan R. Van Gorder	127,473	—	1	—	75	(20)	—
Robert C. Wilburn	3,093	—	—	—	500		—

Executive Officers(13):

John J. Brinling, Jr.(14)	19,817	—	—	—	1,260	(21)	—
Philip A. Garcia(15)	93,990	—	—	—	1,275		—
Douglas F. Ziegler(16)	108,228	—	—	—	570		—
All Directors, Nominees for Director and Executive Officers as a Group (20 persons)	35,764,408	55.84%	2,784	96.73%	434,858		4.60%

(1)	Information furnished by the named persons.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power” (which includes the power to vote, or to direct the voting of, such securities) or “investment power” (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A Common Stock and Class B Common Stock and all shares of EFL Common Stock over which the named individuals, individually or together, share voting power or investment power. The table does not reflect shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, each of which is currently convertible into 2,400 shares of Class A Common Stock.

(3)	Less than 1% unless otherwise indicated.

(4)	Mr. Black is the managing general partner and a limited partner of the Black Interests Limited Partnership. Mr. Black has the right to vote the shares held by the Black Interests Limited Partnership. If all of the 390 shares of Class B Common Stock beneficially owned by the Black Interests Limited Partnership were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that the Black Interests Limited Partnership could be deemed to own beneficially would be 6,645,240 shares of Class A Common Stock, or 10.23% of the then outstanding shares of Class A Common Stock.

(5)	Mr. Black owns 130,843 shares of Class A Common Stock directly and 24,000 shares of Class A Common Stock indirectly through Samuel P. Black & Associates, Inc., of which Mr. Black is President and as to which Mr. Black has voting power. Mr. Black also owns 10 shares of Class B Common Stock directly and 10 shares of Class B Common Stock indirectly as executor of his father’s estate. Mr. Black’s beneficial ownership also includes 5,709,240 shares of Class A Common Stock and 390 shares of Class B Common Stock owned by the Black Interests Limited Partnership as described in footnote (4). The maximum number of shares of Class A Common Stock that Mr. Black could be deemed to own beneficially, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 6,848,083 shares of Class A Common Stock, or 10.53% of the then outstanding shares of Class A Common Stock.

(6)	Mrs. Hagen and her husband, Thomas B. Hagen, are limited partners of the Hagen Family Limited Partnership and Mr. Hagen is the general partner. As the general partner of the Hagen Family Limited Partnership, Mr. Hagen has sole voting power and investment power over the shares owned by the partnership. If the shares of Class B Common Stock beneficially owned by the Hagen Family Limited Partnership were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that the Hagen Family Limited Partnership could be deemed to own beneficially would be 10,095,300 shares of Class A Common Stock, or 15.76% of the then outstanding shares of Class A Common Stock.

(7)	There are two H.O. Hirt Trusts, one for the benefit of Mr. Hirt and one for the benefit of Mrs. Hagen. Each of the H.O. Hirt Trusts is the record owner of 1,170 shares of Class B Common Stock, or 40.65% of the outstanding shares of Class B Common Stock. The trustees of the H.O. Hirt Trusts as of the date of this Proxy Statement are Mr. Hirt, Mrs. Hagen and Bankers Trust. Mr. Hirt and Mrs. Hagen, who are brother and sister, are each deemed the beneficial owner of the 2,340 shares of Class B Common Stock held by the H.O. Hirt Trusts and, as Co-Trustees, along with Bankers Trust, have shared voting power over the 2,340 shares of Class B Common Stock held by the H.O. Hirt Trusts. If all 2,340 shares of Class B Common Stock the H.O. Hirt Trusts own were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that could be deemed beneficially owned by the H.O. Hirt Trusts would be 5,616,000 shares of Class A Common Stock, or 8.06% of the then outstanding shares of Class A Common Stock.

(8)	Mrs. Hagen owns 1,393 shares of Class A Common Stock directly and 6,658,500 shares of Class A Common Stock indirectly through a revocable trust of which Mrs. Hagen was the grantor and is the sole trustee and beneficiary. Mrs. Hagen owns 12 shares of Class B Common Stock directly. Mrs. Hagen’s beneficial ownership also includes 10,092,900 shares of Class A Common Stock and one share of Class B Common Stock owned by the Hagen Family Limited Partnership as described in footnote (6) and 2,340 shares of Class B Common Stock owned by the H.O. Hirt Trusts as described in footnote (7). Thomas B. Hagen, Mrs. Hagen’s husband, disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by Mrs. Hagen. Mrs. Hagen disclaims beneficial ownership of the 5,100 shares of Class A Common Stock and three shares of Class B Common Stock owned by Mr. Hagen and such shares are not reported in the table. The maximum number of shares of Class A Common Stock that could be deemed beneficially owned by Mrs. Hagen, Mr. Hagen and the Hagen Family Limited Partnership, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 22,412,293 shares of Class A Common Stock, or 32.15% of the then outstanding shares of Class A Common Stock.

(9)	Mr. Hirt is the general and a limited partner of the Hirt Family Limited Partnership. As the general partner of the Hirt Family Limited Partnership, Mr. Hirt has the sole right to vote such shares.

(10)	Mr. Hirt owns 889,353 shares of Class A Common Stock directly. Mr. Hirt also owns 20 shares of Class B Common Stock directly. Mr. Hirt’s beneficial ownership also includes 11,830,000 shares of Class A Common Stock owned by the Hirt Family Limited Partnership as described in footnote (9) and 2,340 shares of Class B Common Stock owned by the H.O. Hirt Trusts as described in footnote (7). Mr. Hirt disclaims beneficial ownership of the 888,260 shares of Class A Common Stock owned by his wife, Audrey Hirt, and such shares are not reported in the table. The maximum number of shares of Class A Common Stock that could be deemed beneficially owned by Mr. Hirt, Mrs. Hirt and the Hirt Family Limited Partnership, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 19,271,613 shares of Class A Common Stock, or 27.64% of the then outstanding shares of Class A Common Stock.

(11)	Excludes Mr. Black, Mrs. Hagen and Mr. Hirt, who are listed under “5% or Greater Owners.”

(12)	Includes 8,882 shares held directly by Mr. Ludrof and 100 shares each held by his three sons.

(13)	Excludes Mr. Ludrof and Mr. Van Gorder, who are listed under “Directors.”

(14)	Includes 14,639 shares held directly by Mr. Brinling, 5,121 shares held in an Individual Retirement Account for Mr. Brinling and 57 shares held in an Individual Retirement Account for his wife.

(15)	Includes 45,730 shares held directly by Mr. Garcia, 30,000 shares held by his wife and 9,130 shares held by each of his two daughters.

(16)	Includes 91,288 shares held directly by Mr. Ziegler, 10,950 shares held by his wife and 5,990 shares held by his son.

(17)	Mr. Black owns 2,730 shares indirectly through Samuel P. Black & Associates, Inc., of which Mr. Black is President. The 107,637 shares also include 1,000 shares owned indirectly by Mr. Black as executor of his father’s estate and 99,428 shares owned indirectly by Mr. Black through the Black Family Foundation of which Mr. Black is an officer. Mr. Black directly owns 4,479 shares.

(18)	Includes 300 shares owned directly by Mrs. Hagen and 154,182 shares owned indirectly by Mrs. Hagen through the Hagen Family Limited Partnership as described in footnote (6). Mrs. Hagen disclaims beneficial ownership of 300 shares held by Thomas B. Hagen, Mrs. Hagen’s husband, and these shares are not included in the table.

(19)	Mr. Hirt owns 100 shares directly and 166,934 shares indirectly through the Hirt Family Limited Partnership as described in footnote (9).

(20)	Of this total, 30 shares are held directly by Mr. Van Gorder and each of his three sons owns 15 shares.

(21)	Includes 630 shares held directly by Mr. Brinling, 315 shares held in an Individual Retirement Account for Mr. Brinling and 315 shares held in an Individual Retirement Account for his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that the officers and directors of a corporation, such as the Company, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own 10% or more of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations received by the Company from its officers and directors and 10% or greater shareholders, and the Company’s review of the statements of changes of ownership filed with the Company by its officers and directors and 10% or greater shareholders during 2003, the Company believes that all such filings required during 2003 were made on a timely basis with one exception. John T. Baily, a Director of the Company, inadvertently filed untimely a Form 4 Statement of Changes in Beneficial Ownership on August 21, 2003 for 4½ shares of Class A Common Stock acquired on July 18, 2003 through an automatic dividend reinvestment program.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

     The election of directors of the Company by the holders of its Class B Common Stock is governed by provisions of the Pennsylvania Insurance Holding Companies Act (the “Holding Companies Act”) in addition to provisions of the BCL, the Pennsylvania Associations Code and the Company’s Bylaws. The following discussion summarizes these statutory provisions and describes the process undertaken by the Nominating Committee in connection with the nomination of candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting.

Background of the Company’s Nominating Committee

     Section 1405(c)(4) of the Holding Companies Act, which applies to the Company, provides that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity. Such committee or committees must have responsibility for among other things, nominating candidates for director for election by the shareholders.

     Section 3.09 of the Company’s Bylaws is consistent with this statutory provision and provides that (i) the Company’s Board of Directors must appoint annually a Nominating Committee that consists of not less than three directors who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting securities of the Company and (ii) the Nominating Committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director of the Company to be elected by the holders of Class B Common Stock to serve terms as established by the Bylaws and until their successors are elected.

     In accordance with this Bylaw provision, on April 29, 2003, the Company’s Board of Directors designated a Nominating Committee consisting of Patricia Garrison-Corbin, Chair, Kaj Ahlmann, Samuel P. Black, III, J. Ralph Borneman, Jr. and Wilson C. Cooney. Consistent with the Holding Companies Act, none of these persons is an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company or a beneficial owner of a controlling interest in the voting stock of the Company or any such entity. All of these persons are independent directors as defined in the rules of The Nasdaq Stock Market® (“Nasdaq”) except for Messrs. Black and Borneman. Messrs. Black and Borneman will not be reappointed to the Nominating Committee at the April meeting of the Board of Directors because the charter of the Nominating Committee has been amended since their 2003 appointment to provide that only directors who are independent in accordance with the Nasdaq rules may serve on this committee.

Nominating Procedures

     Under Section 2.07(a) of the Company’s Bylaws, nominations of persons for election to the Board of Directors may be made at any meeting of holders of Class B Common Stock at which Directors are to be elected by or at the direction of the Nominating Committee or by any holder of Class B Common Stock, provided the shareholder complies with the applicable notice procedures.

     With respect to nominations by or at the direction of the Nominating Committee, except as is required by rules promulgated by Nasdaq, the SEC or the Holding Companies Act, no specific, minimum qualifications that must be met by each candidate for the Board of Directors, and the Nominating Committee may take into account such factors as it deems appropriate. The Nominating Committee generally bases its nominations on the general needs of the Company as well as the specific attributes of candidates that would add to the overall effectiveness of the Board. Specifically, among the significant factors that the Nominating Committee may take into consideration are judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     In identifying and evaluating the individuals that it selects, or recommends that the Board of Directors select, as director nominees, the Nominating Committee utilizes the following process:

•	The Nominating Committee reviews the qualifications of any candidates who have been properly recommended by a holder of Class A Common Stock or Class B Common Stock; the procedures that a holder of Class A Common Stock or Class B Common Stock must follow to recommend a candidate to the Nominating Committee are described in greater detail in under “Shareholder Proposals” beginning on page 46.

•	The Nominating Committee also considers recommendations made by individual members of the Board of Directors or, if the Nominating Committee determines, a search firm. The Nominating Committee may consider candidates who have been identified by management, but is not required to do so.

•	The Nominating Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election by the holders of Class B Common Stock at the annual meeting of shareholders.

•	The Nominating Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors and the above discussed significant factors.

•	After such review and consideration, the Nominating Committee determines a slate of director nominees.

•	The Nominating Committee endeavors to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board of Directors.

Actions Taken by the Nominating Committee

     The Nominating Committee met on January 16, 2004 for the purpose of nominating candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting. The Nominating Committee recommended to the Board of Directors that the size of the Company’s Board of Directors remain at 15 persons, and all 15 current directors of the Company were nominated for re-election as a director of the Company.

     The Company’s Bylaws provide that the Board of Directors shall consist of not less than 7, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has, by resolution, set the number of directors to be elected at the Annual Meeting at 15.

     On January 22, 2004, the Company issued a press release for the purpose of publicly announcing the Nominating Committee’s slate of director nominees in accordance with Section 2.07(a)(3) of the Company’s Bylaws. No holder of Class B Common Stock directly nominated a candidate for election at the Annual Meeting by the deadline established by the Company’s Bylaws. In addition, no director candidates for election at the Annual Meeting were proposed for consideration by the Nominating Committee by a shareholder or group of shareholders that beneficially owns 5% or more of the Company’s Class B Common Stock.

     On March 2, 2004, the Board of Directors accepted the Report of the Nominating Committee and approved the nomination by the Nominating Committee of the 15 candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting set forth under “Candidates for Election.”

Candidates for Election

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company and were nominated for election as a director by the Nominating Committee of the Board of Directors. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then remaining in office until the next succeeding annual meeting of the Company’s shareholders.

     The names of the candidates for director nominated by the Nominating Committee, together with certain information regarding them, are as follows:

			Director
	Age	Principal Occupation	of the
	as of	for Past Five Years and	Company
Name	4/1/04	Positions with Erie Insurance Group	Since
Kaj Ahlmann (3)(4)	53	Chairman, Danish Re Group, a property and casualty reinsurer, 2002 to present; Chairman and Chief Executive Officer, Inreon, internet reinsurance venture, 2001 to 2003; Chairman of the Board, Hampton Re, a life reassurance company, 2001 to 2003; Vice Chairman, E.W. Blanch Holdings, Inc., 1999 to 2001; Chief Executive Officer, Employers Reinsurance Company, 1993 to 1999; Director, the Company, Erie Insurance Co. and EFL.	2003

John T. Baily (1)(2C)(6)	60	Retired since December 31, 2002; President, Swiss Re Capital Partners, 1999 to 2002; Partner, PricewaterhouseCoopers LLP, Chicago, IL, 1976 to 1999; Director, the Company, Erie Insurance Co., EFL, Endurance Specialty Holdings, Ltd., NYMAGIC, Inc. and RLI Corp.	2003

Samuel P. Black, III (4)(5)	62	President, Treasurer and Secretary, Samuel P. Black & Associates, Inc., insurance agency, with which he has been associated since 1973; Director, the Company, Erie Insurance Co., EFL, Flagship City Insurance Company (“Flagship”) and EI P&C.	1997

			Director
	Age	Principal Occupation	of the
	as of	for Past Five Years and	Company
Name	4/1/04	Positions with Erie Insurance Group	Since
J. Ralph Borneman, Jr. CIC (4)	65	President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., insurance agencies, since 1967; Director, the Company, EFL, Erie Insurance Co., Erie NY and National Penn Bancshares.	1992

Wilson C. Cooney (3)(4)	69	Chairman, ForcesGroup, Ltd., insurance and financial services group, 2000 to present; Chairman, Cooney Group, LLC, leadership and business consulting, 1999 to present; Deputy Chief Executive Officer, United Services Automobile Association, 1998 to 1999; President – Property/ Casualty Group, United Services Automobile Association, 1995 to 1998; Director, the Company, Erie Insurance Co., EFL and Safelite Group.	2003

Patricia Garrison-Corbin (1)(4C)(6)	56	President, P.G. Corbin & Company, Inc., financial advisory services and municipal finance, 1986 to present; President and Chief Executive Officer, P.G. Corbin Asset Management, Inc., fixed income investment management, 1987 to present; Chairman, Delancey Capital Group, LP, equity investment management, 1996 to present; Chairman, P.G. Corbin Group, Inc., investment and financial advisory services, 1996 to present; Director, the Company, Erie Insurance Co. and EFL.	2000

John R. Graham (1)(2)(6C)	58	Executive-in-Residence and Professor of Finance, College of Business Administration, Kansas State University, 2000 to present; Chairman of the Board of Directors, President and Chief Executive Officer, Graham Capital Management, Inc., 1997 to present; Owner, Graham Ventures, business consulting and education services, 1970 to present; Chief Executive Officer, Kansas Farm Bureau	2003

			Director
	Age	Principal Occupation	of the
	as of	for Past Five Years and	Company
Name	4/1/04	Positions with Erie Insurance Group	Since
		(“KFB”) Services, Inc., KFB Life Insurance Company, Farm Bureau Mutual Insurance Company, KFB Insurance Company and FB Services Insurance Agency, Inc., 1979 to 1999; Chairman of the Board and Chief Executive Officer, FB Capital Management of Kansas, a registered investment advisor, 1994 to 1999; Director, the Company, Erie Insurance Co., EFL and Tortoise Energy Infrastructure Corporation.

Susan Hirt Hagen (1)(5C)	68	Co-Trustee of the H.O. Hirt Trusts since 1967; Managing Partner, Hagen, Herr & Peppin, Group Relations Consultants, from 1990 until it discontinued operations in 1999; Director, the Company, EFL and Erie Insurance Co.	1980

C. Scott Hartz (2)(6)	58	Managing Partner, Spire Capital, 2003 to present; Chief Executive Officer, Hartz Group, IT and technology consulting, 2002 to present; Chief Executive Officer, PwC Consulting, 1995 to 2002; Director, the Company, Erie Insurance Co., EFL and Siebel Systems.	2003

F. William Hirt, CPCU (1C)(5)	78	Chairman of the Board of the Company, EFL, Erie Insurance Co., EI P&C and Flagship since September 1993; Chairman of the Board of Erie NY since April 1994; Chairman of the Executive Committee of the Company and EFL since November 1990; Interim President and Chief Executive Officer of the Company, EFL, Erie Insurance Co., EI P&C, Flagship and Erie NY from January 1, 1996 to February 12, 1996; Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of the Company, EFL and Erie Insurance Co. for more than five years prior thereto; Co-Trustee of the H.O. Hirt Trusts; Director, the Company, EFL, Erie Insurance Co., EI P&C, Erie NY and Flagship.	1965

			Director
	Age	Principal Occupation	of the
	as of	for Past Five Years and	Company
Name	4/1/04	Positions with Erie Insurance Group	Since
Samuel P. Katz (2)(3)	54	President, Wynnefield Capital Advisors, Inc., investment manager of a private equity venture fund, July 2000 to present; CEO, Greater Philadelphia First, a business leadership and civic organization, July 2000 to January 2003; President, EnterSport Capital Advisors, Inc., a private investment and consulting firm, September 1997 to present; Director, the Company, Erie Insurance Co., EFL and Hershey Entertainment and Resorts Co.	2000

Claude C. Lilly, III, Ph.D., CPCU, CLU (2)(6)	57	Dean, Belk College of Business Administration, University of North Carolina Charlotte, July 1998 to present; James H. Harris Chair of Risk Management and Insurance, Belk College of Business Administration, University of North Carolina Charlotte, August 1997 to present; Director, the Company, Erie Insurance Co. and EFL.	2000

Jeffrey A. Ludrof (1)(5)	44	President and Chief Executive Officer of the Company, EFL, Erie Insurance Co., Erie NY, EI P&C and Flagship since 2002; Executive Vice President - Insurance Operations of the Company, Erie Insurance Co., Erie NY, EI P&C and Flagship from 1999 to 2002; Senior Vice President of the Company, Erie Insurance Co., Erie NY, EI P&C and Flagship from 1994 to 1999; an officer in various capacities from 1989 to 1994; Director of the Company, Erie Insurance Co., EFL, Erie NY, EI P&C and Flagship.	2002

Jan R. Van Gorder, Esq. (6)	56	Senior Executive Vice President, Secretary and General Counsel of the Company, EFL and Erie Insurance Co. since 1990, and of Flagship and EI P&C since 1992 and 1993, respectively and of Erie NY since April 1994; Acting President and Chief Executive Officer of the Company, EFL, Erie Insurance Co., Flagship,	1990

Director
	Age	Principal Occupation	of the
	as of	for Past Five Years and	Company
Name	4/1/04	Positions with Erie Insurance Group	Since
Erie NY and EI P&C from January 2002 to May 2002; Senior Vice President, Secretary and General Counsel of the Company, EFL and Erie Insurance Co. for more than five years prior thereto; Director, the Company, EFL, Erie Insurance Co., Flagship, EI P&C and Erie NY.

Robert C. Wilburn (1)(2)(3C)	60	President and Chief Executive Officer, Gettysburg National Battlefield Museum Foundation since 2000; Distinguished Service Professor, Carnegie Mellon University 1999 to 2000; President and Chief Executive Officer, Colonial Williamsburg Foundation from 1992 to 1999; Director, the Company, Erie Insurance Co., EFL and Harsco, Inc.	1999

(1)	Member of the Executive Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Executive Compensation and Development Committee.

(4)	Member of the Nominating Committee.

(5)	Member of the Charitable Giving Committee.

(6)	Member of the Investment Committee.

C	Designates Committee Chairperson.

     The Board of Directors has determined each of the following directors is an “independent director” as such term is defined in Rule 4200(a)(15) of the Nasdaq rules:

Kaj Ahlmann John T. Baily Wilson C. Cooney Patricia A. Garrison-Corbin John R. Graham C. Scott Hartz Samuel P. Katz Claude C. Lilly, III Robert C. Wilburn

     The Board of Directors met six times in 2003. The standing committees of the Company’s Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation

and Development Committee (the “Compensation Committee”), the Nominating Committee, the Charitable Giving Committee and the Investment Committee.

     The Executive Committee, which met once during 2003, has the authority, subject to certain limitations, to exercise the power of the Board of Directors between regular meetings.

     The Audit Committee met eleven times in 2003. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee has responsibility for the selection of independent public accountants, reviewing the scope and results of the audit and reviewing the adequacy of the Company’s accounting, financial, internal and operating controls.

     The Audit Committee operates pursuant to a written charter, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee charter may also be viewed on the Company’s website at: http://www.erieinsurance.com.

     The Compensation Committee met ten times in 2003. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Company’s Bylaws, the Compensation Committee has responsibility for recommending to the Board of Directors, at least annually, the compensation of the three highest paid officers of the Company and such other officers as the Board of Directors may designate, recommending all forms of direct compensation, including any incentive programs, that would be appropriate for management and employees of the Company and such other responsibilities as the Board of Directors may designate. See “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

     The Nominating Committee met six times in 2003. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Company’s Bylaws, the Nominating Committee has responsibility for:

•	identification of individuals believed to be qualified to become Board members and to recommend to the Board the nominees to stand for election as directors;

•	identification of Board members qualified to fill vacancies on any committee of the Board;

•	evaluation of the procedures and process by which each committee of the Board undertakes to self-evaluate such committee’s performance; and

•	providing the Board an annual performance evaluation of the Nominating Committee.

     The Nominating Committee operates pursuant to a written charter, a copy of which is included as Appendix B to this Proxy Statement. The Nominating Committee charter may also be viewed on the Company’s website at: http://www.erieinsurance.com.

     The Charitable Giving Committee, which met three times in 2003, has responsibility for recommending to the Chief Executive Officer charitable gifts by the Company within a budgetary limit established by the Board of Directors.

     The Investment Committee, which met five times in 2003, has responsibility for assisting the Company’s Board of Directors in its general oversight of the investments of the Company.

     All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company, except that Mr. Hirt, Chairman of the Board, Chairman of the Executive Committee and a director, is the brother of Mrs. Hagen, a director.

     During 2003, each director attended more than 75% of the number of meetings of the Board of Directors and the standing committees of the Board of Directors of which such director was a member.

     The Board of Directors recommends a vote FOR the 15 candidates for director nominated by the Nominating Committee.

DIRECTOR - SHAREHOLDER COMMUNICATIONS

     Shareholders of the Company may communicate with the Board of Directors through the Company’s Secretary. Shareholders who wish to express any concerns to any of the Company’s directors may do so by sending them in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of the Company’s Secretary at the Company’s headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by the Company’s Secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

     Recognizing that director attendance at the Company’s Annual Meeting can provide the Company’s shareholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages its directors to attend the Annual Meeting. In 2003, all of the Company’s directors attended the Annual Meeting.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 2003 for services rendered in all capacities to the Company, EFL, the Exchange and their subsidiaries and affiliate. The Company, EFL, the Exchange and their subsidiaries and affiliates allocate total compensation costs among themselves according to various formulas. The Company’s share of total compensation expense in 2003 was 46.57%. Dollar amounts indicated are pre-individual income taxes.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards	Payouts
				Other Annual	Restricted	LTIP		All Other
Name and				Compensation	Stock	Payments		Compensation
Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Awards($)(3)	($)(4)		($)(5)
Jeffrey A. Ludrof	2003	644,992	323,086	6,356	125,953	147,406	(6)	30,661
President and Chief	2002	521,544	560,109	4,380	85,284	102,927		38,588
Executive Officer	2001	309,463	202,971	2,534	65,125	63,042		19,023

Jan R. Van Gorder	2003	433,270	156,757	12,243	172,571	222,580	(6)	17,331
Senior Executive Vice President,	2002	476,675	311,255	9,587	120,927	177,740		36,135
Secretary and General Counsel	2001	384,211	250,193	6,020	122,591	122,692		32,564

Philip A. Garcia	2003	332,307	118,709	7,272	125,953	154,381	(6)	13,292
Executive Vice President	2002	314,057	231,741	5,350	86,625	107,146		12,563
and Chief Financial Officer	2001	280,457	184,102	3,397	76,441	66,777		18,148

John J. Brinling, Jr.	2003	284,787	101,107	8,704	122,182	154,993	(6)	18,941
Executive Vice President	2002	281,836	180,928	5,983	85,610	121,103		31,252
	2001	260,408	147,452	2,688	81,830	82,350		30,040

Douglas F. Ziegler	2003	265,000	126,982	4,991	69,376	98,873	(6)	10,600
Senior Vice President,	2002	258,848	170,621	4,386	45,833	84,960		10,354
Treasurer and Chief	2001	229,471	95,767	3,658	69,474	64,986		9,179
Investment Officer

(1)	The amounts indicated in the “Bonus” column represent amounts earned by the named executives under the Company’s current Annual Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the best interests of the Exchange while enhancing the Company’s shareholder value by basing a portion of selected employees’ compensation on the performance of such employee and the Company. Performance measures are established by the Compensation Committee based on the attainment of individual performance goals and the Company’s financial goals compared to a selected peer group. The amounts indicated include reimbursement for perquisites in the amounts of $31,494, $10,752, $5,861, $15,974 and $0 in 2003; $10,634, $11,365, $8,739, $7,069 and $0 in 2002 and $8,693, $11,339, $9,749, $8,594 and $0 in 2001 for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively.

(2)	Amounts indicated in the “Other Annual Compensation” column include the taxable value of group life insurance policies in excess of $50,000 and the associated tax reimbursement for the named executive officers. Amounts also include dividends paid on shares under the current LTIP.

(3)	The “Restricted Stock Awards” column represents current LTIP benefits expressed in dollar amounts using the closing price of the Class A Common Stock as of the end of the respective year ($42.38 at December 31, 2003, $36.26 at December 31, 2002 and $38.49 at December 31, 2001) that remain restricted at the end of the year. The number of shares awarded to Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were: 2,972, 4,072, 2,972,

2,883 and 1,637 for 2003; 2,352, 3,335, 2,389, 2,361 and 1,264 for 2002 and 1,692, 3,185, 1,986, 2,126 and 1,805 for 2001. See “Long-Term Incentive Plan” for a detailed description of the current LTIP. Current LTIP dividends earned in the current year are reported in “Other Annual Compensation” when paid or in “All Other Compensation” when deferred.

(4)	The “LTIP Payments” column represents current LTIP benefits that became unrestricted at the end of 2003. The shares for 2001 were distributed in January 2002, the shares for 2002 were distributed in January 2003 and the shares for 2003 were distributed in January 2004. All of such shares were valued using the actual share price at the time of distribution. The number of shares distributed after withholding for income taxes for 2003 for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler were 3,508, 3,402, 2,176, 2,485 and 1,393, respectively; 2,830, 2,744, 1,654, 2,257 and 1,311, for 2002, respectively, and 928, 2,180, 1,186, 685 and 1,103 for 2001, respectively. Mr. Brinling deferred the distribution of 531 shares in 2003 (valued using the share price as of December 31, 2003), 1,076 shares in 2002 (valued using the share price as of December 31, 2002) and 1,075 shares in 2001 (valued using the share price as of December 31, 2001).

(5)	Amounts shown in the “All Other Compensation” column include matching contributions made by the Company pursuant to the Company’s Employee Savings Plan, premiums paid by the Company on behalf of the named individuals on split dollar life insurance policies, expenses for spousal travel and deferred dividends and related earnings. For the year 2003, matching contributions made by the Company to the Employee Savings Plan amounted to $25,800, $17,331, $13,292, $11,391 and $10,600 on behalf of Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. For the year 2002, matching contributions made by the Company to the Employee Savings Plan amounted to $20,862, $19,067, $12,563, $11,274 and $10,354 on behalf of Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. For the year 2001, matching contributions made by the Company to the Employee Savings Plan amounted to $12,378, $15,368, $11,218, $10,416 and $9,179 on behalf of Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. In 2003, the Company negotiated the termination of all split-dollar life insurance arrangements with its officers, was repaid for all premiums previously paid by the Company and replaced the arrangements with Insurance Bonus Agreements. Premiums paid in 2003 under the Insurance Bonus Agreements were $31,494, $3,535, $0, $4,196 and $0 for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, and are included in the amounts shown in the “Bonus” column. Premiums paid during 2002 for split dollar life insurance policies for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were: $17,726, $17,068, $0, $17,436 and $0. Premiums paid during 2001 for split dollar life insurance policies for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were: $6,645, $17,196, $6,930, $17,538 and $0. Expenses for spousal travel were $4,861 and $4,461 for Messrs. Ludrof and Brinling, respectively, in 2003. Mr. Brinling also deferred dividends of $2,451, $2,192 and $1,967 and interest on deferred dividends of $638, $350 and $119 in 2003, 2002 and 2001, respectively.

(6)	Amounts shown in the Restricted Stock Awards column are paid in three annual installments beginning with the year in which the award is made. The amounts shown are for stock that will become unrestricted at December 31, 2004 and 2005. Accordingly, amounts shown in the

LTIP Payments column include payments of stock from the awards made in 2003, 2002 and 2001.

Agreements with Executive Officers

     The Company, on behalf of Erie Insurance Group, has employment agreements with the following of its senior executive officers: Jeffrey A. Ludrof, President and Chief Executive Officer; Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel; Philip A. Garcia, Executive Vice President and Chief Financial Officer; John J. Brinling, Jr., Executive Vice President of EFL; Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer; Michael J. Krahe, Executive Vice President of Human Development and Leadership and Thomas B. Morgan, Executive Vice President of Insurance Operations. The employment agreements have the following principal terms:

     (a) A four-year term for Mr. Ludrof expiring December 15, 2007 and a two-year term for Messrs. Van Gorder, Garcia, Brinling, Ziegler, Krahe and Morgan expiring December 15, 2005, unless the agreement is theretofore terminated in accordance with its terms, with or without Cause (as defined in the agreement), or due to the disability or death of the officer or notice of nonrenewal is given by the Company or the executive 30 days before any anniversary date;

     (b) A minimum annual base salary at least equal to the executive’s annual base salary at the time the agreement was executed, subject to periodic review to reflect the executive’s performance and responsibilities, competitive compensation levels and the impact of inflation;

     (c) The eligibility of the executive under the Company’s incentive compensation programs and employee benefit plans;

     (d) The establishment of the terms and conditions upon which the executive’s employment may be terminated by the Company and the compensation of the executive in such circumstances. The agreements provide generally, among other things, that if the employment of an executive is terminated without Cause by the Company or by the executive for Good Reason (as defined in the agreement) then the executive shall be entitled to receive: (i) an amount equal to the sum of three times the executive’s highest annual base salary during the preceding three years plus an amount equal to three times the total of the executive’s highest award during the preceding three years under any Company annual incentive plan; (ii) any award or other compensation to which the executive is entitled under any Company LTIP; (iii) continuing participation in any employee benefit plans for a period of three years following termination to the extent the executive and his or her dependents were eligible to participate in such programs immediately prior to the executive’s termination and (iv) immediate vesting and nonforfeitability of accrued benefits under the Company’s Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees (the “SERP”), including an unreduced benefit for early retirement before age 65, and a gross-up for income taxes on the annuity and/or lump sum payment of the retirement benefit;

     (e) Provisions relating to confidentiality and nondisclosure following an executive’s termination; and

     (f) An agreement by the executive not to compete with the Company for a period of one year following his or her termination, unless such termination was by the Company without Cause.

Stock Options and Stock Appreciation Rights

     The Company does not have a stock option plan, nor has it ever granted any stock option or stock appreciation right to any of the persons named in the Summary Compensation Table.

Long-Term Incentive Plan

     The current LTIP is designed to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company, to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of the shareholders of the Company. The current LTIP was approved by the holders of the Company’s Class B Common Stock in 1997 as a performance-based plan under the Internal Revenue Code of 1986, as amended (the “Code”), and its continuation was approved by the Company’s shareholders at the 2002 Annual Meeting in satisfaction of requirements of the Code. The current LTIP was amended at the 2003 Annual Meeting to increase the maximum value of the phantom share units that could be earned by a participant in any performance award from $500,000 to $1,000,000 and at the same time was reapproved by the Company’s shareholders. Each participant is granted awards of phantom share units under the current LTIP based upon a target award calculated as a percentage of the participant’s base salary. The total value of any phantom share units is determined at the end of the performance period based upon the growth in the Company’s retained earnings. Each participant is then entitled to receive restricted shares of Class A Common Stock equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted shares of Class A Common Stock issued to each executive is three years after the end of the performance period. If a participant ceases to be an employee prior to the end of the performance period for reasons other than retirement, death or disability, the participant forfeits all phantom share units awarded. If a participant ceases to be an employee prior to the end of the vesting period for reasons other than retirement, death or disability, the participant forfeits all unvested restricted shares previously granted. The following table sets forth target awards granted to each person named in the Summary Compensation Table, all current executive officers as a group and all employees other than the executive officers as a group (i) for the three-year performance period of 2003 to 2005, (ii) for the three-year performance period of 2002 to 2004 and (iii) for the three-year performance period of 2001 through 2003. See “Proposal 3 — Approval of the New Long-Term Incentive Plan” for information regarding the proposed New LTIP. Because the Compensation Committee has recommended the adoption of the New LTIP and the Board of Directors has approved the New LTIP, subject to approval by the holders of Class B Common Stock at the Annual Meeting, no further awards will be made under the current LTIP and the last performance period under the current LTIP will be 2003-2005.

LONG-TERM INCENTIVE PLAN
AWARDS IN LAST FISCAL YEAR

		Performance or
	Number of	Other Period
	Shares, Units or	Until Maturation	Estimated Future Payouts Under Non-
Name	Other Rights(#)	or Payout	Stock Price-Based Plans
	Phantom
	Share Units		Threshold	Target($)	Maximum
Jeffrey A. Ludrof	24,810	2001-2003	0	154,381	(1)
	74,138	2002-2004	0	560,906	(1)
	61,302	2003-2005	0	605,320	(1)

Jan R. Van Gorder	32,184	2001-2003	0	200,263	(1)
	30,898	2002-2004	0	233,762	(1)
	25,094	2003-2005	0	247,787	(1)

Philip A. Garcia	23,493	2001-2003	0	146,183	(1)
	24,433	2002-2004	0	184,855	(1)
	20,218	2003-2005	0	199,644	(1)

Douglas F. Ziegler	12,940	2001-2003	0	80,518	(1)
	16,522	2002-2004	0	125,000	(1)
	13,419	2003-2005	0	132,500	(1)

John J. Brinling, Jr.	22,145	2001-2003	0	137,792	(1)
	20,862	2002-2004	0	157,835	(1)
	16,624	2003-2005	0	164,148	(1)

Executive Officer Group	190,950	2001-2003	0	1,188,171	(1)
	250,207	2002-2004	0	1,892,992	(1)
	147,924	2003-2005	0	1,460,664	(1)

Non-Executive Officer Employee Group	104,252	2001-2003	0	648,696	(1)
	117,061	2002-2004	0	885,641	(1)
	86,078	2003-2005	0	849,974	(1)

(1)	An executive’s target award is established by the Compensation Committee. The actual value of an executive’s phantom share units at the end of a performance period may be more or less than the executive’s target amount. However, the maximum value of phantom share units earned by an executive for each of the 2001-2003 and 2002-2004 performance periods is $500,000. For the 2003-2005 performance period, the maximum value of phantom share units earned may not exceed $1,000,000.

Pension Plan

     The following table sets forth the estimated total annual benefits payable upon retirement at age 65 under the Erie Insurance Group Retirement Plan for Employees and the SERP (collectively, the “Retirement Plans”).

PENSION PLAN TABLE

	Years of Service
Remuneration	15	20	25	30
$250,000	$75,000	$100,000	$125,000	$150,000
300,000	90,000	120,000	150,000	180,000
350,000	105,000	140,000	175,000	210,000
400,000	120,000	160,000	200,000	240,000
450,000	135,000	180,000	225,000	270,000
500,000	150,000	200,000	250,000	300,000
550,000	165,000	220,000	275,000	330,000
600,000	180,000	240,000	300,000	360,000
650,000	195,000	260,000	325,000	390,000
700,000	210,000	280,000	350,000	420,000
750,000	225,000	300,000	375,000	450,000
800,000	240,000	320,000	400,000	480,000

     The compensation covered by the Retirement Plans is the base salary reported in the Summary Compensation Table.

     Under the Retirement Plans, credited years of service is capped at 30 years. Credited years of service for each of the individuals named in the Summary Compensation Table is as follows: Jeffrey A. Ludrof — 23 years, Jan R. Van Gorder — 23 years, Philip A. Garcia — 23 years, John J. Brinling, Jr. — 30 years and Douglas F. Ziegler — 16 years.

     The benefits under the Retirement Plans are computed on the basis of straight-life annuity amounts and a life annuity with a ten-year certain benefit. The benefits listed in the Pension Plan Table are not subject to deduction for Social Security or other offset amounts. The information in the foregoing table does not reflect certain limitations imposed by the Code. The Code prohibits the inclusion of earnings in excess of $205,000 per year (adjusted periodically for cost of living increases) in the average earnings used to calculate benefits. The Code also limits the maximum annual pension (currently $165,000, but adjusted periodically for cost of living increases) that can be paid to each eligible employee. The SERP provides benefits for senior management in excess of the earnings limitations imposed by the Code similar to those provided to all other full-time employees as if the Code limitations were not in effect. Those benefits are incorporated into the Pension Plan Table.

Director Compensation

     The annual retainer for the Company’s directors is $25,000, plus $1,500 for each meeting attended and $1,500 for each committee meeting attended plus an additional $2,000 per year for each committee chairperson. In addition, all directors are reimbursed for their expenses incurred in attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of the Board of Directors and its committees. See also “Certain Transactions.” A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director’s board compensation for the following year, including retainers, meeting fees and chairperson fees. A deferred compensation account is maintained for each outside director who elects to defer board compensation. A director who defers board compensation may select hypothetical investment options for amounts in the director’s deferred compensation account and such account is credited, including with hypothetical interest, based on the investment results of the hypothetical investment options selected.

     In 2002, the Company’s Board of Directors, at the recommendation of the Compensation Committee, approved a deferred stock compensation plan for its outside directors. The purpose of this plan is to further align the interests of outside directors with shareholders by providing for a portion of annual compensation for the directors’ services in shares of the Company’s Class A Common Stock. A deferred stock account is maintained for each outside director under the plan. The account is credited annually with a grant of shares of Class A Common Stock determined by dividing $25,000 by the closing price of the Class A Common Stock on the first business day after the Company’s annual meeting. Each director vests in the grant 25% every three full calendar months over the course of a year, with the final 25% vesting on the date of the next annual meeting if the next annual meeting is held before the final three full calendar months have elapsed. Dividends paid by the Company are reinvested into each director’s account with additional shares of the Company’s Class A Common Stock and such credited shares vest immediately. The Company accounts for the fair value of its grants under the plan in accordance with FAS 148, “Accounting for Stock-Based Compensation.” The annual charge related to this plan to the Company and its affiliates totaled approximately $322,627 for 2003; the Company’s share of this charge for 2003 was approximately $193,576.

Equity Compensation Plan Information

     The following table sets forth certain information as of December 31, 2003 with respect to compensation plans under which equity securities of the Company are awarded.

			Number of securities
	Number of securities		remaining
	to be issued upon	Weighted average	available for
	exercise	exercise price of	future issuance
	of outstanding	outstanding	under
	options,	options,	equity compensation
Plan Category	warrants and rights	warrants and rights	plans
Equity Compensation plans approved by security holders	169,927 (1)	N/A	N/A
Equity Compensation plans not approved by security holders	13,988 (2)	N/A	N/A

Total	183,915

(1)	The number of shares designated are not issued by the Company but are purchased by the Company in the open market and awarded to the participants pursuant to the terms of the respective plans. Includes 76,289 restricted shares of Class A Common Stock for closed performance periods under the current LTIP. Also includes an estimated 93,638 restricted shares of Class A Common Stock for open performance periods under the current LTIP based on annualized Company performance through December 31, 2003 and a $42.4489 share price, which was the closing price of the Company’s Class A Common Stock on December 31, 2003.

(2)	Represents total share credits in deferred stock accounts as of December 31, 2003 under the Company’s deferred stock compensation plan for its outside directors.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Company presently consists of Robert C. Wilburn, Chair, Kaj Ahlmann, Wilson C. Cooney and Samuel P. Katz. No member of the Compensation Committee is a former or current officer or employee of the Company, the Exchange, EFL or any of their respective subsidiaries or affiliates. All of the directors that serve on the Compensation Committee are independent directors as defined in the Nasdaq rules. Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity, one of whose executive officers serves on the Compensation Committee, or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Compensation and Development Philosophy

     The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value, including annual compensation, consisting of base salary, annual and long-term incentive compensation and equity-based compensation. To this end, the Compensation Committee designs and oversees compensation plans and incentives to link the financial interests of the Company’s executive and senior officers to the interests of its shareholders, to encourage support of the Company’s long-term goals, to tie executive compensation to the Company’s performance, to attract and retain talented leadership and to encourage ownership of the Company’s stock by executive and senior officers.

     In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of other corporations that compete with the Company. Based upon these and other factors that it considers relevant, and in light of the Company’s overall long-term performance, the Compensation Committee has considered it appropriate, and in the best interest of the shareholders and the Company, to set overall executive compensation at a level that enables the Company to continue to attract, retain and motivate the most qualified executive personnel.

     In addition, the Compensation Committee is responsible for the oversight of the Company’s management succession planning to ensure continuity of leadership. The Compensation Committee assesses executive development twice each year and reports and reviews such development activity with the full Board on an annual basis.

     During 2003, with the approval of the Board of Directors, the Compensation Committee undertook a comprehensive analysis of the Company’s executive compensation programs. The purpose of the analysis was to review the executive compensation program that was adopted in 1996 and assess its competitiveness with current industry standards. The analysis was also intended to evaluate the program’s effectiveness in aligning executive and senior management compensation with the Company’s performance and enable the Compensation Committee to recommend appropriate modifications. The analysis included the Chief Executive Officer, all other executive officers, senior vice presidents and regional vice presidents. Compensation elements analyzed included base salary, short and long-term incentives, as well as plan design.

     The Compensation Committee considered several industry-recognized consulting firms with expertise in executive compensation. The Compensation Committee selected Watson Wyatt World Wide, an industry-recognized consulting firm with extensive expertise in the field of executive compensation. The Compensation Committee’s Chairman, Robert Wilburn, and the other Compensation Committee members, Kaj Ahlmann, Samuel P. Katz and Wilson C. Cooney, directed the engagement.

     The Compensation Committee held six meetings to review the plan design data and survey information. On December 8, 2003, the Compensation Committee finalized its recommendation on the new plan’s design and metrics. The Compensation Committee’s recommendations were presented to and approved by the Board of Directors on December 8, 2003.

Recent Analysis of Executive Compensation Programs

     The recommended changes focused on revisions to the Incentive Plan and the current LTIP criteria and metrics. The New AIP and the New LTIP became effective January 1, 2004, subject to approval by the holders of Class B Common Stock at the Annual Meeting. Participants include the Chief Executive Officer, all other executive officers, senior vice presidents and regional vice presidents. A summary of the New AIP appears beginning on page 32.

     The current LTIP utilizes three-year performance periods. Eligible participants include the Chief Executive Officer, all other executive officers, senior vice presidents and regional vice presidents. Target award percentages for each participant are established at the start of each three-year period. The target number of shares is calculated at the beginning of the performance period. Payouts at the end of each three-year period will be in shares of Class A Common Stock based on achievement of selected metrics over the three-year period when compared with a peer group of companies. A summary of the New LTIP appears beginning on page 37.

Erie Indemnity Company Executive Compensation and Development Committee:

Robert C. Wilburn, Chair
Kaj Ahlmann
Wilson C. Cooney
Samuel P. Katz

March 2, 2004

Comparison of Cumulative Total Shareholder Return on the Class A Common Stock with Certain Averages

     The following graph depicts the cumulative total shareholder return for the periods indicated for the Class A Common Stock compared to the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Supercomposite Property & Casualty Insurance Index. In 2003, Standard & Poor’s discontinued its Property & Casualty Insurance Index, which the Company used for comparative purposes in its proxy statements for prior years instead of Standard & Poor’s Supercomposite Property-Casualty Insurance Index.

CUMULATIVE TOTAL SHAREHOLDER RETURN COMPARISON(1) CHART

	1998	1999	2000	2001	2002	2003
	$	$	$	$	$	$
Erie Indemnity Company	100	105	99	130	124	149
Standard & Poor’s 500 Stock Index	100	121	110	97	76	97
Standard & Poor’s Supercomposite Property & Casualty Insurance Index	100	93	70	108	100	89

(1)	Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Class A Common Stock, Standard & Poor’s 500

Stock Index and Standard & Poor’s Supercomposite Property & Casualty Insurance Index. Cumulative total shareholder return assumes the reinvestment of dividends.

CERTAIN TRANSACTIONS

     Directors Borneman and Black are officers and principal shareholders of insurance agencies that receive insurance commissions in the ordinary course of business from the insurance companies managed by the Company in accordance with the companies’ standard commission schedules and agents’ contracts. Such payments made in 2003 to the agencies for commissions written on insurance policies from the Property and Casualty Group and EFL amounted to $5,456,805 and $501,004 for the Borneman and the Black insurance agencies, respectively.

     John M. Petersen, a director until April 2003 and former President and Chief Executive Officer, and previous Chief Investment Officer of the Erie Insurance Group of Companies, who retired as an executive officer of the Company on December 31, 1995, entered into a consulting arrangement with the Company effective January 2, 1996. Under the consulting arrangement, the Company engaged Mr. Petersen to furnish the Company and its pension trust, the Exchange and EFL with investment services with respect to their investments in common stocks. As compensation for services rendered by Mr. Petersen, a fee of ..15 of 1 percent, on an annualized basis, of the total fair market value of the common stocks under management, was paid to Mr. Petersen. The Company also paid for all necessary and reasonable expenses related to Mr. Petersen’s consulting services performed under this arrangement. The compensation paid to Mr. Petersen under this arrangement in 2003 by the Exchange, the Company, the pension trust and EFL was $2,685,347, $63,638, $78,561 and $0, respectively. Mr. Petersen discontinued providing services under this consulting arrangement effective upon his retirement from his consulting arrangement with the Company on December 31, 2003.

     The common stock portfolio of the Exchange under the direction of Mr. Petersen outperformed the Standard & Poor’s 500 Stock Index, a standard index used by many managers of equity investments, by $237.4 million during the eight years ended December 31, 2003. The common stock portfolio performance of the Company, the pension trust and EFL (combined) was in-line with the Standard & Poor’s 500 Stock Index over the same period. The Exchange’s common stock portfolio returned an annualized 11.11%, the Company, the pension trust and EFL (combined) common stock portfolios returned an annualized 9.50% and the Standard & Poor’s 500 Stock Index returned 9.38%.

     Pursuant to previously approved compensation arrangements for executive officers, the Company maintained split-dollar life insurance arrangements for the following former Chief Executive Officers: Mr. Hirt, the Chairman of the Board of Directors, Thomas B. Hagen, the husband of Mrs. Hagen, a director of the Company, and Mr. Petersen, a director of the Company until April 2003. The Company also maintained split-dollar life insurance arrangements for two current executive officers who serve as directors of the Company: Jeffrey A. Ludrof, the Company’s President and Chief Executive Officer, and Jan R. Van Gorder, the Company’s Senior Executive Vice President, Secretary and General Counsel. In 2003, the Company negotiated the termination of these split-dollar arrangements.

     For all split-dollar insurance policies for which Mr. and Mrs. Hagen are the insureds, the policy owner in each case is an irrevocable trust created by the insured. With respect to the single life split-dollar insurance policies purchased in 1988 with Mr. or Mrs. Hagen as the insured, the policy owner entered into an agreement to reimburse the Company on December 31, 2003 for insurance premiums it previously advanced totaling $258,008. Under the split-dollar agreement, this reimbursement was not due until the death of the insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, the Company agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed up for income taxes. The amount of this payment for 2004 is $45,384. With respect to the second to die split-dollar life insurance policies purchased in 1990 with Mr. and Mrs. Hagen as joint insureds, the Company agreed to forgive the policy owner’s obligation to reimburse the Company for premiums previously advanced by it in the amount of $543,938. The Company also agreed to indemnify Mr. Hagen in the amount of $414,661 for the income tax liability resulting from the forgiveness of this obligation, which payment was made on January 14, 2004. The forgiveness and the tax indemnification satisfy the Company’s obligation to Mr. Hagen to maintain the 1990 policies until the second to die of the insureds, pursuant to a contractual agreement dated October 21, 1993 between Mr. Hagen and the Company.

     With respect to the single life split-dollar insurance policies purchased in 1988 with Mr. Hirt as the insured, the policy owner entered into an agreement to reimburse the Company on December 31, 2003 for insurance premiums it previously advanced totaling $256,662. Under the split-dollar agreement, this reimbursement was not due until the death of the insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, the Company agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed up for income taxes. The amount of this payment for 2004 is $45,147. With respect to the second to die split-dollar life insurance policies purchased in 1990 with Mr. Hirt as the insured, the policy owner entered into an agreement to reimburse the Company on December 31, 2003 for insurance premiums it previously advanced totaling $914,304. Under the split-dollar agreement, this reimbursement was not due until the death of the respective insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, the Company agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed up for income taxes. The amount of this payment for 2004 is $67,792.

     With respect to the single life split-dollar insurance policies purchased in 1988 with Mr. Petersen as the insured, the policy owner entered into an agreement to reimburse the Company on December 31, 2003 for insurance premiums it previously advanced totaling $220,660. Under the split-dollar agreement, this reimbursement was not due until the death of the insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, the Company agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed up for income taxes. The amount of this payment for 2004 is $38,815. With respect to the second to die split-dollar life insurance policies purchased in 1990 with Mr. Petersen as the insured, the policy owner entered into an agreement to reimburse the Company on December 31, 2003 for insurance premiums it previously advanced totaling $703,617. Under the split-dollar agreement, this reimbursement was not due until the death of the respective insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, the Company agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed up for income taxes. The amount of this payment for 2004 is $55,461.

     See footnote 5 under “Summary Compensation Table” for a discussion of the termination of the split-dollar life insurance arrangements for the Company’s officers, including Messrs. Ludrof and Van Gorder.

     Effective May 1, 2003, the Company entered into leases expiring on April 30, 2006 for each floor of a three-story office building, with a lower level basement, in Erie, Pennsylvania. The first two floors of the building are owned jointly by the Black Interests Limited Partnership, of which Samuel P. Black, III, one of the Company’s directors, is the managing general partner and a limited partner, and by the estate of Mr. Black’s father, of which Mr. Black is executor. The lower level basement area is owned by Historic Square Properties, a general partnership in which Jan R. Van Gorder, the Company’s Senior Executive Vice President, Secretary and General Counsel and a director, is a general partner with an approximately one-third economic interest. This lease transaction for the office building was authorized by the Board of Directors; Mr. Black and Mr. Van Gorder recused themselves from discussion of and voting on the lease transaction. In addition, the interests of Mr. Black and Mr. Van Gorder in the office building were disclosed to the Board of Directors prior to its approval of the lease transaction. The amount of rent paid by the Company to the Black Interests Limited Partnership and the estate of Mr. Black’s father during 2003 were $75,000 and $25,000, respectively. The amount of rent paid to Historic Square Properties during 2003 was $21,333. In addition, the Company made property tax reimbursement payments to Black Interests Limited Partnership, the estate of Mr. Black’s father and Historic Square Properties in the amounts of $8,744.72, $2,914.91 and $1,485.54, respectively, during 2003.

LEGAL PROCEEDINGS

Legal Proceedings Relating to the Appointment of a Successor Corporate Trustee to Bankers Trust

     On March 3, 1999, Bankers Trust (now Deutsche Bank) filed a petition with the Court requesting that the Court accept its resignation as corporate trustee of the H.O. Hirt Trusts as a result of conflicts of interest that Bankers Trust believed existed from certain insurance operations of its parent company and affiliates. Also, an affiliate of Bankers Trust, Deutsche Bank, is one of the largest market makers in the Company’s Class A Common Stock.

     On May 7, 1999, the Court conducted a hearing on the Bankers Trust Petition, at which time the Court issued an Order accepting the resignation of Bankers Trust at such time as the Court appoints a successor corporate trustee.

     On December 15, 1999 and on January 27, 2000, the Court conducted hearings on the selection of a successor corporate trustee, including the presentation of testimony by two successor trustee candidates, one supported by Mr. Hirt and one supported by Mrs. Hagen. Subsequent to that testimony, Laurel Hirt, Mr. Hirt’s daughter and a beneficiary of the H.O. Hirt Trusts, filed a petition requesting that the Court also consider a third successor corporate trustee candidate not supported by

Mr. Hirt. Mr. Hirt has filed a petition objecting to Laurel Hirt’s petition. Both Laurel Hirt’s and Mr. Hirt’s petitions are currently pending.

     In a related matter, Mr. Hirt and Mrs. Hagen, pursuant to a February 23, 2000 Order of the Court, were directed to finalize certain matters relating to a so-called “funding plan” for the payment of the fees and costs of the successor corporate trustee and to make application to the Internal Revenue Service for a private letter ruling on the tax treatment of the finalized “funding plan.” Under its Order of February 23, 2000, the Court indicated that upon the receipt of the private letter ruling from the Internal Revenue Service, the Court would then select the successor corporate trustee from the two candidates.

     On March 6, 2000, the Company filed a motion for reconsideration and/or clarification of the Court’s February 23, 2000 Order. The motion requested that the Court (i) reconsider its schedule for designating a successor corporate trustee due to the March 3, 1999 resignation and make that designation presently and (ii) reconsider and/or clarify the Court’s prohibition on the Company’s involvement in a finalized funding plan for payment of the corporate trustees’ fees because several of the proposed funding alternatives could only be implemented through actions to be undertaken by the Company. On March 8, 2000, Mr. Hirt also filed a motion for reconsideration. On March 15, 2000, the Court denied the Company’s and Mr. Hirt’s motions.

     On January 30, 2001, the Court conducted a further hearing on the matter of the selection of a successor corporate trustee.

     On September 10, 2001, a Joint Petition for Construction of the H.O. Hirt Trusts (the “Joint Construction Petition”) was filed by Mr. Hirt, Mrs. Hagen and Bankers Trust. The Joint Construction Petition sought, among other things, relief from the Court in the form of an Order of the Court under which the trustees of the H.O. Hirt Trusts would, under certain circumstances, be permitted to sell shares of Class B Common Stock owned by the H.O. Hirt Trusts in order to fund the fees and expenses of the corporate trustee.

     On October 16, 2001, Laurel Hirt filed an Answer and Objection to the Joint Construction Petition. On December 3, 2001, Mr. Hirt and Mrs. Hagen filed responses to Laurel Hirt’s Answer and Objection.

     On January 25, 2002, the Court conducted a hearing on the matter of the Joint Construction Petition. On January 28, 2002, the Court entered its Order indicating that it was deferring any decision on the Joint Construction Petition until April 1, 2002 so as to permit the parties to attempt to mediate the issues raised by the Joint Construction Petition. The Court further indicated in its January 28, 2002 Order that if the parties were not able to mediate those issues, the Court would enter a ruling on the Joint Construction Petition within 30 days after April 1, 2002.

     On June 13, 2002, the Court entered its Order approving the Joint Construction Petition, thereby permitting the H.O. Hirt Trusts, under certain circumstances, to sell shares of Class B Common Stock owned by the H.O. Hirt Trusts in order to pay the fees and expenses of the corporate trustee. Laurel Hirt appealed the Court’s June 13, 2002 Order to the Pennsylvania Superior Court.

Mr. Hirt and Mrs. Hagen opposed Laurel Hirt’s appeal, and on October 16, 2003, the Pennsylvania Superior Court denied Laurel Hirt’s appeal.

     On November 21, 2003, Laurel Hirt filed a Petition for Allowance of Appeal with the Pennsylvania Supreme Court, which Petition is currently pending before the Pennsylvania Supreme Court.

PROPOSAL 2
APPROVAL OF THE NEW ANNUAL INCENTIVE PLAN

     At the Annual Meeting, the holders of the Company’s Class B Common Stock will be asked to consider and approve the New AIP.

     Section 162(m) of the Code disallows federal income tax deductions to a company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers (“Covered Employees”) in excess of $1.0 million in any taxable year, subject to certain exceptions. The $1.0 million cap on deductibility does not apply to certain qualified performance-based compensation paid on account of the attainment of pre-established, objective performance goals, provided that the material terms of the performance goals are approved by the company’s shareholders. The material terms of the performance goals include the employees eligible for such compensation, the business criteria on which the performance goals are based (called performance measures) and the maximum amount of compensation payable to an employee under the plan. Shareholder approval of the New AIP constitutes approval of the material terms of the performance goals, business criteria and maximum amount of compensation payable for purposes of Section 162(m). The Company is seeking approval of the New AIP by the holders of Class B Common Stock so that the qualified performance-based compensation paid to Covered Employees under the New AIP is deductible by the Company for federal income tax purposes.

     The material terms of the New AIP are summarized below. This summary is qualified in its entirety by reference to the provisions of the New AIP, a copy of which is included as Appendix C to this Proxy Statement.

     Purpose. The purpose of the New AIP is to advance the best interests of the Erie Insurance Group, which consists of the Company and the Exchange and their respective subsidiaries and affiliates and thereby enhance shareholder value of the Company. The New AIP provides that participating management employees of the Erie Insurance Group will be entitled to receive an annual cash incentive award upon the attainment of performance goals established in accordance with the New AIP.

     Effective Date and Performance Periods. The New AIP was adopted by the Company’s Board of Directors on March 2, 2004, but payment of awards under the New AIP is subject to shareholder approval of the New AIP. The New AIP will remain in effect from year to year (each calendar year being a “Plan Year”) until it is amended or terminated in writing by the Company’s Board of Directors. The New AIP provides for one-year performance periods (each, a “Performance Period”), with a new Performance Period commencing on the first day of each Plan Year and ending on December 31 of that Plan Year.

     Administration of the New AIP. The New AIP will be administered by the Compensation Committee or another committee appointed by the Board. The Compensation Committee must consist of “outside directors” as defined in the regulations under Section 162(m) of the Code.

     The Compensation Committee is generally authorized to, among other things, construe and interpret the New AIP, to select eligible employees to participate in the New AIP, to specify the terms of awards under the New AIP and to determine the Company Performance Goals, Company Incentive Targets, Individual Performance Goals and Individual Incentive Targets (all as defined below) for each Performance Period under the New AIP. The New AIP will be administered and interpreted consistently with Section 162(m) of the Code with respect to awards to Covered Employees.

     Participation. The Compensation Committee will determine who may participate in the New AIP (each such person being a “Participant”). Key employees of the Company and its subsidiaries (a “Participating Entity”) whom the Compensation Committee determines have a significant effect on the operations and/or results of the Company or a Participating Entity are eligible to participate in the New AIP. Approximately 20 employees of the Company and its subsidiaries are eligible for selection by the Compensation Committee for participation in the New AIP and receipt of Company Incentive Awards (as defined below) under the New AIP.

     Participants in the New AIP for any Plan Year will be deemed ineligible to participate in the Erie Insurance Group Employee Profit Sharing Bonus Plan for such Plan Year.

     Generally an employee who is not a Participant as of the first day of a Performance Period will not be a Participant for that Performance Period. However the Compensation Committee may determine that new employees of the Company or a Participating Entity who are hired or promoted during a Performance Period may participate in the New AIP for that Performance Period on a pro-rated basis. A new or promoted employee who is a Covered Employee for the Plan Year will not be eligible to participate in the New AIP unless the employee becomes a Participant effective not later than 90 days after the beginning of the Performance Period.

     Company Incentive Targets, Performance Goals and Performance Measures. Each Participant under the New AIP will be assigned a Company Incentive Target, expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Company Incentive Target is being assigned. The Company Incentive Target will also establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Company Performance Goals for a Performance Period (the “Company Incentive Target”). The Company Incentive Targets will be determined and approved by the Compensation Committee. At the time the Company Incentive Target is established, the Compensation Committee will also establish the maximum Company Incentive Award that may be paid for the Performance Period to Participants who are Covered Employees.

     For each Performance Period, the Compensation Committee will also establish specific, written, objective performance goals (the “Company Performance Goals”) for each Participant, which will be based upon one or more of the following performance measures, and expressed in either, or a combination of, absolute values or rates of change of such measures (“Company Performance Measures”):

•	the operating ratio of the property and casualty insurance operations of the Erie Insurance Group;

•	direct written premiums of the Erie Insurance Group, the statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group;

•	net income (including net income before or after taxes and net income before interest, taxes, depreciation and amortization), net income per share and net income per share growth rate;

•	operating revenue, net premiums written or net premiums earned;

•	operating expenses, cost of management operations or underwriting expenses;

•	cash flow;

•	return on capital, shareholders’ equity, assets or investments;

•	stock price;

•	market share; or

•	gross margins.

     Company Performance Measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination of the foregoing or upon a comparison of such performance with the performance of a peer group or other measure selected or defined by the Compensation Committee.

     The Compensation Committee may, at the time the Company Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, will be excluded from the calculation so long as such determination does not cause the Company Incentive Award for any Performance Period to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code with respect to Participants who are Covered Employees.

     Manner of Calculating Company Incentive Awards. When the Company Performance Goals are established, the Compensation Committee will also specify, in terms of an objective formula or standard, the method for computing the amount of the Company Incentive Award if the Company Performance Goal is attained, in whole or in part, or exceeded. “Company Incentive Awards” are the actual cash amounts earned by Participants during a Performance Period for attaining, in whole or in part, or exceeding the Company Performance Goals for such Performance Period. For Participants who are Covered Employees (a) no Company Incentive Award may exceed the Participant’s Company Incentive Target established for the actual level of achievement attained, and (b) payment of any Company Incentive Award under the New AIP shall be contingent upon the achievement of the Company Performance Goals.

     The Compensation Committee will have no discretion to increase any Company Incentive Target or Company Incentive Award that would otherwise be due upon attainment of the Company Performance Goals, or modify any Company Performance Goals associated with a Performance Period. However, for Participants who are eligible to receive Individual Incentive Awards the Compensation Committee has discretion reduce or eliminate such Company Incentive Target or Company Incentive Award for a Performance Period.

     Maximum Company Incentive Award. The maximum Company Incentive Award payable in cash to any one Participant under the New AIP with respect to any Performance Period is $3.0 million.

     Individual Incentive Targets and Performance Goals. The New AIP also provides for the payment of Individual Incentive Awards based on the attainment of Individual Performance Goals for eligible Participants. The Company’s Chief Executive Officer and the Executive Vice Presidents of the Company are not eligible to receive Individual Incentive Awards under the New AIP.

     Each Participant under the New AIP who is eligible to receive Individual Incentive Awards will be assigned an Individual Incentive Target, which will be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Individual Incentive Target is being assigned. This target will also establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Individual Performance Goals for a Performance Period (an “Individual Incentive Target”).

     For each Performance Period, the Compensation Committee will also review and approve the individual performance goals for each eligible Participant, as established pursuant to the employee performance assessment program in effect for such Performance Period (the “Individual Performance Goals”).

     Determination of Attainment of Performance Goals. When the Individual Performance Goals are established, the Compensation Committee will also specify the method for computing the amount of the Individual Incentive Award if the Individual Performance Goal is attained, in whole or in part, or exceeded by the Participant. “Individual Incentive Awards” are the actual cash amounts earned by eligible Participants during a Performance Period for attaining, in whole or in part, or exceeding the Individual Performance Goals for such Performance Period.

     The Compensation Committee will have no discretion to increase any Individual Incentive Target or Individual Incentive Award payable that would otherwise be due upon attainment of the Individual Performance Goals, or otherwise modify any Individual Performance Goals associated with a Performance Period. However the Compensation Committee has discretion to reduce or eliminate Individual Incentive Targets or Individual Incentive Awards for a Performance Period.

     Payment to Participants. Company Incentive Awards and Individual Incentive Awards for a Performance Period will be paid to the Participant as soon as reasonably practicable following the end of each Performance Period and the Compensation Committee’s determination and certification of attainment of the Performance Goals and entitlement to the awards. Payment of Company Incentive Awards and Individual Incentive Awards will be in cash, subject to tax withholding as required by law.

     If a Participant’s employment is terminated before the payment of an award for any Plan Year for any reason, such Participant will receive all or such portion of his or her award only to the extent determined by the Compensation Committee. However, if a Participant ceases to be an employee of the Company or a Participating Entity before the payment of an award for any Plan Year by reason of death, disability, or normal or early retirement (as defined in the Company’s qualified pension plan for employees), the Participant will be entitled to payment of at least a pro rata portion of such award, based on the number of days such Participant was an employee during the Performance Period. If a Participant is terminated for cause (as defined in such employee’s employment agreement with the Company or a subsidiary or, if no such agreement exists, as defined by the Compensation Committee) the Participant will not be entitled to receive payment of any award for the Plan Year.

     Participants may elect to defer all or a portion (in whole percentages) of their Company Incentive Award and Individual Incentive Award if such election is made prior to the commencement of the Plan Year to which such Incentive Award relates.

     Other Provisions. A Participant may not assign, transfer or encumber any amount payable to him or her under the New AIP, except to a designated beneficiary in the event of death. The Company’s obligations under the New AIP will be unfunded and unsecured promises to pay. The Company is not obligated under any circumstance to fund its financial obligations under the New AIP. The New AIP does not create any rights to continued employment for any Participant.

     Amendments/Termination. The Board of Directors has the right to amend or terminate the New AIP at any time. In the event of termination, Participants may be entitled to a pro rata portion of their Incentive Awards.

     New Plan Benefits. Awards under the New AIP are discretionary and will depend on the achievement of established Performance Goals. Therefore, it is not possible to determine who will receive awards under the New AIP and in what amounts. The Company had the Incentive Plan in effect for 2003 and the amount of the cash bonuses paid to each of the named executive officers for 2003 is set forth in the Summary Compensation Table. The aggregate amount of cash bonuses paid to executive officers as a group for 2003 was $782,423 and the aggregate amount of cash bonuses paid for 2003 to all persons who participated in the Incentive Plan was $1,758,722.

     Tax Consequences. Upon receipt of cash awards under the New AIP, the recipient will have taxable ordinary income for federal income tax purposes, in the year of receipt, equal to the amount of cash received. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income. This discussion of the tax consequences of awards under the New AIP does not purport to be complete in that it discusses only federal income tax consequences and it does not discuss tax consequences that may arise in special circumstances, such as death of the Participant.

     Vote Required for Approval of the New AIP. The affirmative vote of a majority of the shares of Class B Common Stock cast at the Annual Meeting is necessary to approve the New AIP.

     The Board believes that the New AIP is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S NEW ANNUAL INCENTIVE PLAN, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS A HOLDER OF CLASS B COMMON STOCK SPECIFIES OTHERWISE.

PROPOSAL 3
APPROVAL OF THE NEW LONG-TERM INCENTIVE PLAN

     At the Annual Meeting, the holders of Class B Common Stock will be asked to consider and approve the New LTIP.

     As with the New AIP, the Company is seeking approval of the New LTIP by the holders of Class B Common Stock so that qualified performance-based compensation paid to Covered Employees under the New LTIP is deductible by the Company for federal income tax purposes under Section 162(m) of the Code. Approval of the New LTIP constitutes approval of the material terms of the performance goals under the New LTIP for purposes of Section 162(m). Those material terms include the employees eligible for long-term incentive awards under the New LTIP, the business criteria on which the performance goals are based (sometimes called performance measures) and the maximum number of shares of Class A Common Stock payable to an employee under the New LTIP. Further, approval of the New LTIP by the holders of Class B Common Stock is required under the rules of Nasdaq, on which the Company’s Class A Common Stock is quoted for trading.

     The material terms of the New LTIP are summarized below. That summary is qualified in its entirety by reference to the provisions of the New LTIP, a copy of which is included as Appendix D to this Proxy Statement.

     Purposes. The purposes of the New LTIP are: (a) to enhance the growth and profitability of the Erie Insurance Group by providing the incentive of long-term rewards in the form of Restricted Performance Shares to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates; (b) to attract and retain employees of outstanding competence and ability and (c) to further align the interests of such employees with those of the shareholders of the Company.

     Administration. The New LTIP will be administered by the Compensation Committee of the Board of Directors or another committee appointed by the Board. The Compensation Committee must consist of members of the Board who are “non-employee directors” (as then defined under Rule 16b-3 under the Exchange Act), and “outside directors” (as then defined in the regulations under Section 162(m) of the Code).

     The Compensation Committee will be generally authorized to, among other things, construe and interpret the New LTIP, select Participants for the New LTIP after receiving recommendations from management, determine the number of Restricted Performance Shares subject to each grant; determine the Performance Goals and Performance Period (as such terms are defined below) for each grant, determine the other terms and conditions for each grant and adopt, amend, and rescind such rules and regulations as, in its opinion, are required for the administration of the New LTIP.

     Eligibility and Participation. Participation in the New LTIP is limited to officers (who may also be members of the Board) and other salaried key employees of the Company and its subsidiaries and affiliates as identified by the Compensation Committee to participate in the New LTIP. Employees who are granted awards under the New LTIP are referred to as “Participants”. Approximately 20 employees of the Company and its subsidiaries and affiliates are eligible as of the date of this proxy statement for selection by the Compensation Committee for participation in the New LTIP.

     Generally an employee who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. The Compensation Committee has discretion to permit new employees of the Company or its subsidiaries and affiliates hired during a Performance Period, and employees promoted during the Performance Period who were not eligible to participate in the New LTIP at the beginning of the Performance Period to become a Participant during a Performance Period on a pro-rated basis. However, if the new or promoted employee is a Covered Employee, then the employee will not be eligible to participate in the New LTIP unless the employee becomes a Participant effective not later than 90 days after the beginning of the Performance Period.

     Shares Available for Issuance under the New LTIP. The aggregate net number of shares of Class A Common Stock of the Company that may be paid and as to which grants of Restricted Performance Shares may be made under the New LTIP is 1,000,000 shares, subject to adjustment and substitution as described below. These shares will not be newly issued shares of the Company. Rather, the Company or its agent will repurchase outstanding shares of Class A Common Stock in the market or otherwise in order to satisfy the Company’s obligation under the New LTIP to pay awards in shares of Class A Common Stock. If shares of Class A Common Stock are forfeited to the Company pursuant to the restrictions applicable to Restricted Performance Shares or if shares are received by the Company in connection with the satisfaction of tax withholding obligations relating to an award, the shares so forfeited will again be available for purposes of the New LTIP.

     Grants of Restricted Performance Shares. The Compensation Committee is authorized under the New LTIP to grant Restricted Performance Shares to Participants. Restricted Performance Shares will represent a right to receive shares of Class A Common Stock based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Compensation Committee at the time of the award.

     At the time Restricted Performance Shares are granted, the Compensation Committee will specify in writing (1) the Performance Goals applicable to the award, the weighting of such goals and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the number of shares of Class A Common Stock that may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions as the Compensation Committee determines to be appropriate.

     Performance Goals. “Performance Goals” are one or more objective measures of performance during a specified “Performance Period,” selected by the Compensation Committee. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values:

•	adjusted combined ratio of property and casualty insurance operations of Erie Insurance Group;

•	growth in direct written premiums of Erie Insurance Group;

•	the statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group;

•	net income (including net income before or after taxes and net income before interest, taxes, depreciation and amortization), net income per share and net income per share growth rate;

•	operating revenue, net premiums written or net premiums earned;

•	operating expenses, cost of management operations or underwriting expenses;

•	cash flow;

•	return on capital, shareholders’ equity, assets or investments;

•	stock price;

•	market share; or

•	gross margins.

Performance Goals will be based upon a range of objective performance measures and expressed in either, or a combination of, absolute or relative values. Performance measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination of the foregoing or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Compensation Committee at the time of making the award of Restricted Performance Shares.

     Determination of Award and Payment of Class A Common Stock. Following completion of the applicable Performance Period, and prior to any payment of shares of Class A Common Stock to the Participant for Restricted Performance Shares, the Compensation Committee will determine, in accordance with the terms of the Restricted Performance Shares, whether the applicable Performance

Goal or Goals were achieved, or the level of such achievement, and the number of shares, if any, earned by the Participant based upon such performance. As soon as reasonably practicable following the Compensation Committee’s determination and certification, the Company will pay to the Participant the number of shares of Class A Common Stock earned pursuant to the award of Restricted Performance Shares held by the Participant for the relevant Performance Period.

     If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period by reason of death, disability or normal or early retirement (as defined in the Company’s qualified pension plan for employees), the Participant may receive all or such portion of his or her award as may be determined by the Compensation Committee in its sole discretion; however, a Participant will not receive less than the total number of shares of Class A Common Stock earned pursuant to such Restricted Performance Shares held by such Participant based upon performance during the reduced Performance Period that is deemed to end on the last day of the year in which termination occurs. If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period for any reason other than death, disability or normal or early retirement, the Participant may receive all or such portion of his or her award as may be determined by the Compensation Committee in its sole discretion. In any event, a Participant who is terminated for Cause (as defined in such employee’s employment agreement with the Company or, if no such agreement exists, as defined by the Compensation Committee) shall not be entitled to receive payment of any award for any Performance Period.

     To the extent required by law, the Participant is required to make arrangements satisfactory to the Company for the satisfaction of any tax withholding obligations that arise in connection with the payment of an award.

     Participants may elect to defer receipt of all or a portion of their Restricted Performance Shares for any Performance Period, in accordance with the terms of a deferral agreement entered into between the Participant and the Company, if such deferral election is made prior to the commencement of the Performance Period to which such deferral relates.

     Maximum Individual Payments. The maximum number of shares of Class A Common Stock that may be earned under the New LTIP by any single Participant during any one calendar year is limited to 250,000 shares.

     Class A Common Stock Adjustment Provisions. If a dividend or other distribution is declared upon the Class A Common Stock payable in shares of Class A Common Stock, the number of shares of Class A Common Stock subject to any outstanding Restricted Performance Shares, the number of shares of Class A Common Stock that may be issued under the New LTIP but not then subject to outstanding Restricted Performance Shares and the maximum number of shares as to which Restricted Performance Shares may be granted and as to which shares may be awarded will be automatically adjusted to give effect to such dividend or distribution.

     Similarly, if the outstanding shares of Class A Common Stock are changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there will be substituted for each share of Class A Common Stock subject to any then outstanding Restricted Performance Share, and for each share of Class A Common Stock that may be issued under the New LTIP but that is not then subject to any outstanding Restricted Performance Share, the number and kind of shares of stock or other securities (and in the case of outstanding Restricted Performance Share, the cash or other property) into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchangeable.

     Other Provisions. A Participant’s rights under the New LTIP, including the right to any shares payable, may not be assigned, pledged or otherwise transferred except, in the event of a Participant’s death, to his designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution. The New LTIP is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the New LTIP or any award agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. Nothing contained in the New LTIP or any award agreement confers upon any Participant any right to continue in the employ of the Company, its subsidiaries or affiliates.

     Amendment and Termination. Generally, the Board may amend, alter, suspend, discontinue or terminate the New LTIP without the consent of shareholders or Participants. However: (i) approval of the shareholders is required if it is required by any federal or state law or regulation or by the rules of any stock exchange on which the shares of Class A Common Stock may then be listed, or if the change materially increases the benefits accruing to Participants, increases the number of shares available under the New LTIP or modifies the requirements for participation under the New LTIP, or if the Board decides to obtain such approval, and (ii) no amendment, alteration, suspension, discontinuation or termination of the New LTIP that materially and adversely affects the rights of a Participant may be made without the Participant’s consent.

     Effective Date. The effective date of the New LTIP will be March 2, 2004, provided that the New LTIP is approved by the holders of Class B Common Stock at the Annual Meeting. Any award granted prior to such approval will be subject to and conditioned upon receipt of such approval. No shares may be distributed pursuant to any award granted under the New LTIP prior to such approval. In the event such approval is not obtained, all awards granted under the New LTIP shall automatically be deemed void and of no effect.

     New Plan Benefits. The following table sets forth target awards granted under the New LTIP to the persons who served as Chief Executive Officer of the Company and the Company’s four other highest paid executive officers during 2003, all current executive officers as a group and all employees other than executive officers as a group for the three-year performance period commencing 2004.

		Number of
		Restricted
Name and Position	Dollar Value(1)($)	Performance Shares
Jeffrey A. Ludrof, President and Chief Executive Officer	653,746	15,926
Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel	284,543	6,932
Philip A. Garcia, Executive Vice President and Chief Financial Officer	219,608	5,350
John J. Brinling, Jr., Executive Vice President	172,355	4,199
Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer	180,863	4,406
Executive Officer Group	2,686,976	65,463
Non-Executive Officer Employee Group	95,240	2,321

(1)	Dollar value represents the target award granted. An executive’s target award is established by the Compensation Committee. The actual number and value of the shares of Class A Common Stock paid to an executive for restricted performance shares at the end of a performance period may be more or less than the executive’s target. However, the number of shares of Class A Common Stock paid to an executive for his or her restricted performance shares may not exceed 250,000 at the end of a performance period.

     In addition to the awards set forth in the above table, a table setting forth target awards granted under the Incentive Plan to the persons who served as the Company’s Chief Executive Officer and its four other highest paid executive officers during 2003, all current executive officers as a group and all employees other than the executive officers as a group for the three-year performance periods commencing 2001, 2002 and 2003 is set forth under “Executive Compensation — Long-Term Incentive Plan.” In addition, the Summary Compensation Table sets forth the dollar value of restricted stock awards and the dollar value of awards that became unrestricted under the current LTIP for 2001 and 2002. Such information for 2003 and ensuing years cannot yet be determined.

     Because executive officers of the Company (two of whom are members of the Board of Directors) are eligible to receive awards under the New LTIP, each of them has a personal interest in the proposal to approve the New LTIP.

     Tax Consequences. In general, a Participant who has been granted Restricted Performance Shares will not realize taxable income for federal income tax purposes at the time of grant and the Company will not be entitled to a tax deduction at that time. Shares of Class A Common Stock received by a Participant pursuant to the award will be treated as compensation income received by the Participant in the year in which the Participant receives such shares of Class A Common Stock. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the Participant. This discussion of the tax consequences of awards under the New LTIP does not purport to be complete in that it discusses only federal income tax consequences and it does not discuss tax consequences that may arise in special circumstances, such as death of the Participant and certain elections that may be available to a Participant.

     Vote Required for Approval of the New LTIP. The affirmative vote of a majority of the shares cast by the holders of Class B Common Stock at the Annual Meeting is necessary to approve the New LTIP.

     The Board believes that the New LTIP is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS A HOLDER OF CLASS B COMMON STOCK SPECIFIES OTHERWISE.

INDEPENDENT AUDITORS

     At its meeting on September 9, 2002, the Board of Directors amended the Bylaws of the Company, consistent with the provisions of Sarbanes-Oxley to give the Audit Committee sole authority to engage the Company’s independent auditors. The Audit Committee of the Company annually considers the selection of the Company’s independent auditors. The Company’s Audit Committee selected Ernst & Young, LLP to be the Company’s independent auditors for the fiscal year ended December 31, 2003 and Ernst & Young LLP served in that capacity for the fiscal year ended December 31, 2003. The Company’s Audit Committee also selected Ernst & Young LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2004.

     Malin, Bergquist & Co. (“M,B&C”) served as the Company’s independent auditors for the Company’s 2002 fiscal year. M,B&C’s reports on the Company’s consolidated financial statements for 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. For the Company’s 2001 and 2002 fiscal years, and through March 27, 2003, the Company had no disagreements with M,B&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to M,B&C’s satisfaction, would have caused M,B&C to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided M,B&C with a copy of the foregoing disclosures. The Company’s Report on Form 8-K/A dated March 27, 2003 included as Exhibit 16.1 a copy of M,B&C’s letter, dated March 27, 2003, stating its agreement with such statements.

     For the Company’s 2001 and 2002 fiscal years, and through March 27, 2003, the Company did not consult Ernst & Young, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the

Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K, except that on October 23, 2002, Ernst & Young LLP was engaged by the Company, with concurrence by the Audit Committee, to consult with Company management and with M,B&C regarding the registration with the SEC of the Company’s Class A Common Stock on Form S-3 on behalf of a selling shareholder. Such consultation was limited to providing assistance in the Company’s responses to accounting comments made by the SEC on a registration statement filed by the Company. The registration statement became effective January 22, 2003. The consultation included:

•	Participation in discussions with the Company and representatives of M,B&C;

•	Review and discussion of applicable accounting literature and SEC comments; and

•	Assistance in drafting responses to SEC comments.

     Ernst & Young LLP provided oral viewpoints, none of which created a material change in the application of accounting principles or disclosure matters. There were also no disagreements between M,B&C, Ernst & Young LLP and Company management on the application of accounting principles to the Company’s financial statements or transactions.

     Representatives from Ernst & Young LLP and M,B&C are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at the Annual Meeting to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors oversees the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. The Audit Committee is comprised of six directors, all of whom are independent directors as defined in the rules of Nasdaq and all of whom satisfy the financial literacy requirements thereof. In addition, the Board of Directors has determined that one member of the Audit Committee, Mr. Baily, satisfies the financial expertise requirements and has the requisite experience as defined by rules of the SEC. The Audit Committee’s charter states that members may not simultaneously serve on the audit committees of more than two other public companies without approval of the Board of Directors. Mr. Baily serves on the audit committees of more than two other public companies and the Board of Directors has determined that Mr. Baily’s ability to serve on the Audit Committee has not been impaired.

     The Audit Committee, which met eleven times during 2003, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and the Company’s Bylaws, for the selection of independent auditors, reviewing the scope and results of the audit and reviewing the adequacy of the Company’s accounting, financial, internal and operating controls.

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the

Company’s audited consolidated financial statements for the year ended December 31, 2003 with management.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     With the goal of increasing its effectiveness, the Audit Committee has implemented an annual self-evaluation process. The Audit Committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact the Audit Committee.

     Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

Erie Indemnity Company Audit Committee:

John T. Baily, Chairman
John R. Graham
C. Scott Hartz
Samuel P. Katz
Claude C. Lilly, III
Robert C. Wilburn

February 23, 2004

AUDIT FEES

     The Audit Committee approves the fees and other significant compensation to be paid to the independent auditors for the purpose of preparing or issuing an audit report or related work. The Company provides appropriate funding, as determined by the Audit Committee, for payment of fees and other significant compensation to the independent auditor. The Audit Committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in the Exchange Act. The Audit Committee delegated to the Audit Committee Chair preapproval authority for non-audit services up to $25,000 subject to subsequent approval by the full Audit Committee at its next scheduled meeting.

     The Audit Committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for the 2003 fiscal year and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2003
	Erie Indemnity	Erie Insurance
	Company &	Exchange &	Other Affiliated
	Subsidiaries	Subsidiary	Entities	Total
Audit Fees	$638,075	$143,682	$216,839	$998,596
Audit-Related Fees	32,651	—	—	32,651
Tax Fees	—	—	—	—
All Other Fees	6,000	—	—	6,000

Total Fees	$676,726	$143,682	$216,839	$1,037,247

     M,B&C served as the Company’s independent auditors for 2002. The Audit Committee reviewed and discussed with M,B&C the following fees for services, of which $18,025 was deemed to be for consulting services, rendered for the 2002 fiscal year and considered the compatibility of the consulting services with M,B&C’s independence.

	2002
	Erie Indemnity	Erie Insurance
	Company &	Exchange &	Other Affiliated
	Subsidiaries	Subsidiary	Entities	Total
Audit Fees	$91,940	$86,510	$76,520	$254,970
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	16,000	—	2,025	18,025

Total Fees	$107,940	$86,510	$78,545	$272,995

ANNUAL REPORT

     A copy of the Company’s Annual Report for 2003 is being mailed to all holders of Class A Common Stock and Class B Common Stock together with this Proxy Statement.

SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders must deliver such proposal in writing to the Company’s Secretary at the Company’s principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530, not later than November 26, 2004.

     Pursuant to Section 2.07(a) of the Company’s Bylaws, the full text of which follows, if a shareholder desires to present at the 2005 Annual Meeting of Shareholders a proposal to the Nominating Committee relating to candidates for consideration as to their nomination for election as directors by shareholders, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07(a) of the Company’s Bylaws, including delivery of such proposal in writing to the Company’s Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than November 11, 2004 and no later than December 11, 2004. In addition, holders of Class B Common Stock may nominate candidates for election as director of the Company by the later of February 26, 2005 or 30 days after the Nominating Committee has given public notice of its recommended slate of nominees in accordance with Section 2.07(a) of the Company’s Bylaws.

     If a shareholder desires to present a proposal at the 2005 Annual Meeting of Shareholders relating to other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07(b) of the Company’s Bylaws, the full text of which follows, including the delivery of such proposal in writing to the Company’s Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than November 26, 2004 and no later than December 26, 2004.

     The full text of Section 2.07 of the Company’s Bylaws is as follows:

     Section 2.07 Shareholder Proposals.

     (a) Shareholder Proposals Relating to Candidates for Election as Directors.

          (1) Nominations of persons for election to the Board of Directors may be made at any meeting of Shareholders at which Directors are to be elected (i) by or at the direction of the Nominating Committee of the Board of Directors or (ii) by any Shareholder entitled to vote in the election of Directors, provided the Shareholder complies with the applicable notice procedures set forth in this Section 2.07(a).

          (2) A Shareholder, whether or not entitled to vote in the election of Directors, may propose to the Nominating Committee of the Board of Directors for their consideration and review one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected (a “Written Proposal”). Such Written Proposal shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified in this clause (2). The Nominating Committee shall consider any such Written Proposal received not less than 105 calendar days nor more than 135 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year. Notwithstanding the foregoing, in the case of (i) an annual meeting of Shareholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year or (ii) a special meeting at which Directors will be elected, any such Written Proposal by a Shareholder must be received by the Nominating Committee within 10 days after the date the corporation first shall have mailed notice to its Shareholders that a meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the “SEC”) or otherwise publicly disseminated notice that such annual or special meeting of Shareholders will be held. The Nominating Committee may consider any other Written Proposal by a Shareholder of a candidate for election as a Director in its discretion.

          (3) The Nominating Committee shall be required to propose a slate of nominees for election as a Director prior to each election of Directors, whether such election occurs at an annual or special meeting. Promptly upon the Nominating Committee determining a slate of nominees for election as a Director, the corporation shall issue a press release, file a report with the SEC or otherwise publicly disseminate notice of the Nominating Committee’s nominees for election as a Director (the “Public Notice”).

          (4) A Shareholder entitled to vote in the election of Directors may nominate one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected (a “Director Nomination”). Such Director Nomination shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified in this clause (4). To be valid, any Director Nomination for an annual meeting must be received by the Nominating Committee, by the later of: (i) 60 days preceding the first anniversary of the date of the annual meeting of Shareholders in the immediately preceding year and (ii) 30 days after the Public Notice. In the case of a special meeting of Shareholders, any such Director Nomination by a Shareholder must be received by the Nominating Committee within 10 days after the Public Notice. If any deadline to submit nominations under this clause (4) falls on a weekend or national holiday, then the deadline shall be extended to the next business day.

          (5) A Written Proposal or Director Nomination by a Shareholder shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any verbal or written arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person’s proposal, election as a Director and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

          (6) If a Written Proposal or Director Nomination by a Shareholder submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (5) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the Written Proposal by a Shareholder and such Shareholder shall have five business days from receipt of such notice to submit a revised Written Proposal or Director Nomination that corrects such failure or deficiency in all material respects.

     (b) Shareholder Proposals Relating to Matters Other Than Candidates for Election as Directors.

          (1) A Shareholder of the corporation may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director by shareholders which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if (A) such matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein or (B) the Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of shareholder proposals in the corporation’s proxy statement.

          (2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation by a Shareholder of a matter must be received by the Secretary of the corporation within 5 business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held.

          (3) In the case of a special meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation within 5 business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

          (4) Such written notice of presentation of a matter by a Shareholder shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at a meeting of Shareholders.

          (5) If a written notice of presentation of a matter submitted by a Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder who submitted the written notice of presentation of a matter of such failure or deficiency in the written notice of presentation of a matter and such Shareholder shall have 5 business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

          (6) Only matters submitted in accordance with the foregoing provisions of this Section 2.07(b) shall be eligible for presentation of such meeting of Shareholders, and any matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Shareholders.

OTHER MATTERS

     The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, execution of the proxy enclosed herewith shall confer discretionary authority upon the persons named to vote on any other matter presented at the Annual Meeting as directed by a majority of the Company’s Board of Directors unless prohibited by applicable provisions of the Exchange Act.

By Order of the Board of Directors,

Jan R. Van Gorder,
Senior Executive Vice President,
Secretary and General Counsel

March 26, 2004
Erie, Pennsylvania

APPENDIX A

ERIE INDEMNITY COMPANY

AUDIT COMMITTEE CHARTER

December 19, 1991
as modified
September 9, 2003

ERIE INDEMNITY COMPANY
AUDIT COMMITTEE CHARTER

I.	Audit Committee Purpose

The Audit Committee shall be appointed by the Board of Directors of Erie Indemnity Company (hereafter “the Company”) to assist the Board in overseeing (1) the integrity of the financial statements of the Company provided to shareholders and others; (2) the compliance by the Company with financial accounting and legal and regulatory requirements; (3) the independence and performance of the Company’s internal and independent auditors; and (4) the systems of control over financial reporting. In this context, the Company shall also include Erie Insurance Exchange, and its affiliated companies, for which Erie Indemnity Company is the attorney-in-fact.

II.	Audit Committee Appointment, Composition, and Meeting Protocol

The members of the Audit Committee shall be appointed by the Board, and shall meet independence and experience requirements of the applicable federal securities law, the Pennsylvania Insurance Holding Company Law, and the NASDAQ Stock Market of the National Association of Securities Dealers, Inc. (hereafter “NASDAQ” or “NASD”).

The Audit Committee shall be comprised of at least three directors, the exact number to be determined by the Board, each of whom shall be independent directors as required by applicable statutory requirements and each member of the Audit Committee shall be free from any relationship that would interfere with the exercise of his or her independent judgment.

All members of the Audit Committee shall be able to read and understand the financial statements, including the Company’s balance sheet, income statements, and cash flow statements, or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a financial expert as defined by the Securities and Exchange Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

The Audit Committee Chair shall be designated by the Board.

The Audit Committee shall meet at least four times annually or more frequently as necessary and appropriate. A quorum of committee members shall be present at any meeting at which final action or approval is to be taken or made. A quorum shall be present if a majority of committee members are present in person or by other means and in the case of an Audit Committee of three or four members, by the attendance, in person or otherwise, of two or more committee members. An agenda for each meeting shall be prepared in advance of each meeting and may be developed in consultation with management, other committee members, and/or the independent auditors. The Audit Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with an members of, or consultants to, the Committee.

III.	Audit Committee Responsibilities and Duties

The Audit Committee shall have the following responsibilities and duties:

1.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent auditors of any significant issues regarding accounting principles, practices and judgments.

3.	Consider the integrity of the Company’s financial reporting processes and controls in consultation with management, the independent auditors and the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures and to identify any payments or procedures that might be deemed illegal or improper. Review significant findings presented by the independent auditors and the internal audit department together with management’s responses.

4.	Review with management and the independent auditors, the Company’s quarterly financial statements prior to the public release of earnings and the filing or distribution of the quarterly financial statements. The review shall encompass discussion of any significant issues arising during the independent auditors’ limited review procedures.

5.	Review and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants Statements of Auditing Standards.

6.	Select, evaluate, and, if appropriate, replace the independent auditor. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

7.	Approve the fees and other significant compensation to be paid to the independent auditors for the purpose of preparing or issuing an audit report or related work. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of fees and other significant compensation to the independent auditor.

8.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor,

subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934. The Committee may delegate preapproval authority to a member provided that decisions of such member shall be presented to the full Audit Committee at its next scheduled meeting.

9.	Review and discuss with the independent auditors annually all significant relationships they have with the Company that could impair the auditors’ independence.

10.	Review the independent auditors’ audit plan and engagement letter to determine if it is sufficiently detailed and covers any significant areas of concern the Audit Committee may have. This review should include the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

11.	Review and discuss the fourth quarter and year-end earnings with the independent auditors prior to the public release of the year-end results.

12.	Review and consider the independent auditors’ judgment regarding the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13.	Discuss with the independent and internal auditors whether there are any reportable instances of internal control weaknesses.

14.	Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employee of concerns regarding questionable accounting or auditing matters.

16.	Review with management the appointment, performance and replacement of the senior internal audit executive.

17.	Review with the Company’s General Counsel on at least an annual basis, i.) any legal matters that could have a significant impact on the Company’s financial statements, ii.) the Company’s compliance with applicable laws and regulations, and iii.) inquiries received from regulators or governmental agencies.

18.	Prepare annually a report to shareholders, to be included in the Company’s annual proxy statement, as required by the SEC. The report should include a statement that the Audit Committee has reviewed and discussed the audited financial statements with management; discussed with the independent auditors, the matters required to be discussed by Statements of Auditing Standards; reviewed the written disclosure from the independent auditors regarding their independence; and recommended to the Board of Directors that the audited financial statements be filed with the SEC.

19.	File and attach the Audit Committee Charter as an appendix to the proxy statement at least once every three years.

20.	Obtain from the independent auditor, assurance that Section 10A of the Securities Exchange Act of 1934, as amended (relating to the disclosure of illegal acts), has not been implicated.

21.	Prepare and maintain minutes of its meetings.

22.	Periodically report to the Board of Directors on significant results of its activities.

23.	Perform such other duties and activities consistent with the intent and spirit of this charter, the Company’s bylaws, and governing law, as the Audit Committee deems necessary or appropriate.

APPENDIX B

ERIE INDEMNITY COMPANY

NOMINATING AND GOVERNANCE COMMITTEE
CHARTER

As Adopted by the
Board of Directors
on March 2, 2004

ERIE INDEMNITY COMPANY

NOMINATING AND GOVERNANCE COMMITTEE
CHARTER

The Nominating and Governance Committee (the “Committee”) shall be a committee comprised of members of the Board of Directors of Erie Indemnity Company (the “Company”).

COMPOSITION AND APPOINTMENT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Committee shall consist of not less than 3 Directors who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting securities of the corporation. Members of the Committee shall also meet the requirements of an “independent director” as that term is defined under Rules of the NASDAQ Stock Market®. The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

SCOPE OF THE NOMINATING AND GOVERNANCE COMMITTEE’S RESPONSIBILITIES

The following are the duties and responsibilities of the Committee:

1.	To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the Annual Meeting of Stockholders or, if applicable, at a Special Meeting of Stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors, as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

2.	To identify Board members qualified to fill vacancies on any committee of the Board, including this Committee, and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

3.	To review the evolving needs of the Company and recommend changes in the size of the Board, if appropriate.

4.	To monitor and review corporate governance issues, emerging trends, best practices and recommend to the Board a set of corporate governance guidelines.

5.	To consider any other corporate governance issues that arise from time to time and to develop appropriate recommendations for the Board.

6.	To evaluate the procedures and process by which each committee of the Board undertakes to self-evaluate such committee’s performance and effectiveness and report such evaluation to the Board.

7.	To provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner, as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

8.	To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

RESOURCES AND AUTHORITY OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve any necessary and appropriate fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

MEETINGS

The Committee shall meet at such time or times each year as the Committee may deem appropriate, or as the Board of Directors shall direct from time to time.

REPORTS

The Committee shall report to the full Board of Directors at least once a year, and more often if so directed by the Board, as to the performance of the Committee’s duties hereunder. Such reports shall cover such subjects, and shall be in such detail, as the Board of Directors may request from time to time.

APPROVAL

This Charter may be amended, supplemented or repealed by the Board of Directors at any time.

APPENDIX C

ERIE INDEMNITY COMPANY

ANNUAL INCENTIVE PLAN

     Section 1. Purpose. The purpose of the Annual Incentive Plan (the “Plan”) of Erie Indemnity Company (the “Company”) is to advance the best interests of the Erie Insurance Group — consisting of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange (collectively, the “Erie Insurance Group”) — and thereby enhance shareholder value of the Company by providing incentives in the form of annual cash bonus awards to certain management employees of the Company and other Participating Entities upon the attainment of performance goals established in accordance with the Plan.

     Section 2. Effective Date and Performance Periods. The effective date of the Plan is March 2, 2004, provided that the Plan is approved by shareholders of the Company prior to the payment of any awards hereunder. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a “Plan Year”) until formally amended or terminated in writing by the Company’s Board of Directors (the “Board”). There shall be one year performance periods (each, a “Performance Period”) under the Plan. A new Performance Period shall commence on the first day of each Plan Year and end on December 31 of such Plan Year.

     Section 3. Administration of the Plan.

                    Section 3.01. General. The Plan shall be administered by the Executive Compensation and Development Committee (the “Committee”) of the Board or other committee appointed by the Board, which shall be comprised solely of two or more “outside directors” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. For each Plan Year, the Committee shall (i) designate the Participants eligible to receive awards under the Plan, (ii) determine the Company Performance Goals and the Company Incentive Targets for such Participants, (iii) determine the Individual Performance Goals and Individual Incentive Targets for eligible Participants, and (iv) make such other determinations as may be required or permitted by the Plan. Prior to payment of any Company Incentive Award or Individual Incentive Award for any Plan Year, the Committee shall certify that the Company Performance Goals and Individual Performance Goals (and other material terms of any award) have been satisfied. For purposes of the required certification, approved minutes of the meeting of the Committee at which the certification is made shall be sufficient to satisfy the requirement of a written certification.

                    Section 3.02. Section 162(m). Company Incentive Awards under this Plan are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) and the regulations thereunder with respect to Participants who are or who are anticipated to be covered employees, as such term is defined in Section 162(m) of the Code (or any successor section thereto) for any Plan Year (each, a “Covered Employee”) and the Plan shall be administered and interpreted consistently with said Section 162(m) with respect to awards to Covered Employees.

     Section 4. Eligibility, Termination, New Participants.

                    Section 4.01. Eligibility. Any key employee of the Company or any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests (each, a “Participating Entity”) who the Committee determines, in its sole discretion, has a significant affect on the operations and/or results of the Company shall be eligible to participate in the Plan (each, a “Participant”); provided, that the Company’s Chief Executive Officer and the Executive Vice Presidents of the Company shall not be eligible to receive Individual Incentive Awards. Participants in the Plan for any Plan Year shall be deemed ineligible to participate in the Erie Insurance Group Employee Profit Sharing Bonus Plan (the “Profit Sharing Plan”) for such Plan Year. No employee of the Company or any Participating Entity shall have a right (a) to be selected to participate in the Plan for any Plan Year, or (b) having once been selected for a Plan Year, to (i) be selected to participate again in the future or (ii) continue as an employee of the Company or any Participating Entity.

                    Section 4.02. Termination of Employment. If the active employment of a Participant shall be terminated before the Payment Date of an award for any Plan Year for any reason, such Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion; provided, that if a Participant ceases to be an employee of the Company or a Participating Entity prior to the Payment Date of an award for any Plan Year by reason of death, Disability (meaning total and permanent disability within the meaning of Section 22(e)(3) of the Code), or Normal or Early Retirement (as defined in the Company’s qualified pension plan for employees), the Participant shall be entitled to payment of not less than a pro rata portion of such award, based on the number of days such Participant was an employee during the Performance Period; and provided, further, that a Participant who is terminated for cause (as defined in such employee’s employment agreement with the Company or Participating Entity or, if no such agreement exists, as defined by the Committee) shall not be entitled to receive payment of any award for the Plan Year.

                    Section 4.03. New Participants. Except as provided in this Section 4.03, an employee who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. New employees of the Company or a Participating Entity hired during a Performance Period, and employees promoted during the Performance Period who were not eligible to participate in the Plan at the beginning of the Performance Period, may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis (based on the number of days in the Performance Period that such employee is an employee who is deemed eligible to participate in the Plan); provided, that if the new or promoted employee is a Covered Employee for the Plan Year, then the employee shall not be eligible to participate in the Plan unless he or she becomes a Participant effective not later than 90 days after the beginning of the Performance Period. Persons who become Participants after the first day of a Performance Period shall not be eligible to participate in the Profit Sharing Plan from the date they become a Participant in the Plan; however, such Participant shall be entitled to a pro rata portion of the benefit, if any, to which they otherwise would be entitled under the Profit Sharing Plan for such Plan Year based on the number of days in the year prior to the date they became Participant in the Plan.

     Section 5. Company Incentive Targets, Company Incentive Awards, Company Performance Measures, Company Performance Goals.

                    Section 5.01. Company Incentive Targets. Each Participant under the Plan shall be assigned a Company Incentive Target, which shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Company Incentive Target is being assigned, and which shall establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Company Performance Goals for a Performance Period (the “Company Incentive Target”). The Company Incentive Targets shall be determined and approved by the Committee not later than 90 days after the commencement of each Performance Period. At the time the Company Incentive Target is established, the Committee shall establish the maximum Company Incentive Award that may be paid for the Performance Period to Participants who are Covered Employees.

                    Section 5.02. Company Incentive Awards. Company incentive awards are the actual cash amounts earned by Participants during a Performance Period for attaining, in whole or in part, or exceeding the Company Performance Goals for such Performance Period (“Company Incentive Awards”); provided, however, that for Participants who are Covered Employees (a) no Company Incentive Award may exceed the Participant’s Company Incentive Target established for the actual level of achievement attained, and (b) payment of any Company Incentive Award under the Plan shall be contingent upon the achievement of the Company Performance Goals.

                    Section 5.03. Company Performance Goals.

                                        (a) Company Performance Goals. For each Performance Period, the Committee shall establish specific, written, objective performance goals (the “Company Performance Goals”) for each Participant, which may be based upon one or more of the following performance measures and expressed in either, or a combination of, absolute values or rates of change: (i) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group (ii) direct written premiums of the Erie Insurance Group, (iii) the statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (iv) net income (including net income before or after taxes and net income before interest, taxes, depreciation and amortization), net income per share and net income per share growth rate, (v) operating revenue, net premiums written or net premiums earned, (vi) operating expenses, cost of management operations or underwriting expenses, (vii) cash flow, (viii) return on capital, shareholders’ equity, assets or investments, (ix) stock price, (x) market share or (xi) gross margins (“Company Performance Measures”). Company Performance Measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination of the foregoing and/or upon a comparison of such performance with the performance of a peer group or other measure selected or defined by the Committee at the time of assigning the Company Incentive Target. For Participants that are Covered Employees, the Company Performance Goals shall be established for any Performance Period not later than 90 days after the commencement of the Performance Period.

                                        (b) Manner of Calculating Company Incentive Awards. When the Company Performance Goals are established, the Committee shall also specify, in terms of an objective formula or standard, the method for computing the amount of the Company Incentive Award if the Company Performance Goal is attained, in whole or in part, or exceeded. If more than one Company Performance Goal is established for any Performance Period, the Committee shall also specify the weighting assigned to such Company Performance Goals. The Committee may, at the time the Company Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation; provided that such determination does not cause the Company Incentive Award for any Performance Period to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) and the regulations thereunder with respect to Participants who are Covered Employees.

                    Section 5.04. Discretion. The Committee shall have no discretion to increase any Company Incentive Target or Company Incentive Award that would otherwise be due upon attainment of the Company Performance Goals, or otherwise modify any Company Performance Goals associated with a Performance Period; provided, however, that solely with respect to Participants who are eligible to receive Individual Incentive Awards under Section 6, the Committee may in its discretion reduce or eliminate such Company Incentive Target or Company Incentive Award for a Performance Period.

                    Section 5.05. Determination of Company Incentive Award. As promptly as reasonably practicable following receipt of the information necessary for the calculation of any Company Incentive Award, the Committee shall determine the amount of a Participant’s Company Incentive Award for the Plan Year, if any, based on the level of attainment of the applicable Company Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement and the other terms of the Plan. Such determination shall be communicated to the Participant in writing. Prior to any payment of the Company Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Company Performance Goals and other material terms of the Plan and the applicable Award Agreement were satisfied.

                    Section 5.06. Maximum Company Incentive Awards. Notwithstanding any other provision of this Plan, the maximum Company Incentive Award payable in cash to any one Participant under the Plan with respect to any Performance Period shall be $3.0 million.

     Section 6. Individual Incentive Targets, Individual Incentive Awards and Individual Performance Goals.

                    Section 6.01. Individual Incentive Targets. Each Participant under the Plan who is eligible to receive Individual Incentive Awards under this Section 6 shall be assigned an individual incentive target, which shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Individual Incentive Target is being assigned and which shall establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Individual Performance Goals for a Performance Period (an “Individual Incentive Target”).

                    Section 6.02. Individual Incentive Awards. Individual incentive awards (“Individual Incentive Awards”) are the actual cash amounts earned by eligible Participants during a Performance Period for attaining, in whole or in part, or exceeding the Individual Performance Goals for such Performance Period.

                    Section 6.03. Individual Performance Goals.

                                        (a) Individual Performance Goals. For each Performance Period, the Committee shall review and approve the individual performance goals for each eligible Participant as established pursuant to the employee performance assessment program in effect from time to time and set forth on the Participant’s individual performance assessment form for such Performance Period (the “Individual Performance Goals”).

                                        (b) Calculation. When the Individual Performance Goals are established, the Committee shall also specify the method for computing the amount of the Individual Incentive Award if the Individual Performance Goal is attained, in whole or in part, or exceeded by the Participant. If more than one Individual Performance Goal is established for any Performance Period, the Committee shall also specify the weighting assigned to such Individual Performance Goals. The Committee may determine that unusual circumstances or certain specified events or occurrences, shall be excluded from the calculation.

                    Section 6.04. Discretion. The Committee shall have no discretion to increase any Individual Incentive Target or Individual Incentive Award that would otherwise be due upon attainment of the Individual Performance Goals, or otherwise modify any Individual Performance Goals associated with a Performance Period; provided, however, that the Committee may in its discretion reduce or eliminate Individual Incentive Targets or Individual Incentive Awards for a Performance Period.

                    Section 6.05. Determination of Individual Incentive Award. As promptly as reasonably practicable following receipt of the information necessary for the calculation of any Individual Incentive Award, the Committee shall determine the amount of a Participant’s Individual Incentive Award for the Plan Year, if any, based on the level of attainment of the applicable Individual Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement and the other terms of the Plan. Such determination shall be communicated to the Participant in writing. Prior to any payment of the Individual Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Individual Performance Goals and other material terms of the Plan were satisfied for each Participant.

     Section 7. Payment to Participants.

                    Section 7.01. Timing of Payment. Except as may be deferred pursuant to Section 8.02, Company Incentive Awards and Individual Incentive Awards for a Performance Period shall be paid to the Participant as promptly as reasonably practicable following the end of such Performance Period and the Committee’s determination and certification of such awards (the “Payment Date”).

                    Section 7.02. Beneficiary Designation. A Participant may file a completed designation of beneficiary form with the Committee or its delegate in the form prescribed. Such designation may be made, revoked or changed by the Participant at any time before the earlier of death or receipt of any unpaid Company Incentive Awards or Individual Incentive Awards, but such designation of beneficiary will not be effective and supersede all prior designations until it is received and acknowledged in writing by the Committee or its delegate. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, its subsidiaries, Participating Entities and the Board from all further obligations with respect to that payment.

                    Section 7.03. Form of Payment. Payment of Company Incentive Awards and Individual Incentive Awards shall be made in cash.

                    Section 7.04. Tax Withholding. All Company Incentive Awards and Individual Incentive Awards shall be subject to Federal income, FICA, and other tax withholding as required by applicable law.

     Section 8. Miscellaneous.

                    Section 8.01. Non-alienation. Except as may be required by law, neither the Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or beneficiary hereunder, nor shall the Participant’s or beneficiary’s rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any beneficiary, or any legal process.

                    Section 8.02. Deferral. Participants may elect to defer all or a portion (in whole percentages) of their Company Incentive Award and Individual Incentive Award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company; provided that such election to defer must be made prior to the commencement of the Plan Year to which such Incentive Award relates. No amount in excess of the amount of the Company or Individual Incentive Awards deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company elected by the Participant, such that the amount payable will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

                    Section 8.03. Amendment or Termination of this Plan. The Board shall have the right to amend or terminate the Plan at any time, provided that any termination shall automatically end the outstanding Performance Period and calculations shall be made with respect to achievement of the Company and Individual Performance Goals for such Performance Periods for the purpose of determining whether any partial Company or Individual Incentive Awards may be payable under the Plan; provided, further, that in the event any partial Company or Individual Incentive Awards are payable, such amounts shall be paid as soon as practicable following termination of the Plan in the form and subject to any restrictions determined by the Committee in its sole discretion. No employee or Participant shall have any vested right to payment of any Company or Individual Incentive Award hereunder prior to its payment. The Company shall notify affected employees in writing of any amendment or termination of the Plan.

                    Section 8.04. Award Agreements. Company Incentive Awards and Individual Incentive Awards shall be evidenced by a written agreement entered into between the Company or a Participating Entity and the Participant, setting forth such award granted to the Participant under this Plan (each, an “Award Agreement”).

                    Section 8.05. Limits of Liability. Any liability of the Company to any Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company, nor any member of its Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

                    Section 8.06. No Employment Rights. Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between the Company or a subsidiary or Participating Entity and any employee or Participant, or as a guarantee or right of any employee or Participant to future or continued employment with the Company or a subsidiary or Participating Entity, or as a limitation on the right of the Company or a subsidiary or Participating Entity to discharge any of its employees. Specifically, designation as a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

                    Section 8.07. Illegal or Invalid Provision. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such provisions.

                    Section 8.08. Unsecured Creditor. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Participant or beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right of a general unsecured creditor of the Company and each Participant and beneficiary shall at all times have the status of a general unsecured creditor of the Company.

                    Section 8.09. Construction. The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, but without reference to conflicts of law principles. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan. Capitalized terms shall have the meanings ascribed to them herein unless the context expressly otherwise requires.

* * *

APPENDIX D

ERIE INDEMNITY COMPANY

LONG-TERM INCENTIVE PLAN

SECTION 1. GENERAL

     1.1 Purpose. The purposes of the Long-Term Incentive Plan (the “Plan”) are: (a) to enhance the growth and profitability of Erie Indemnity Company, a Pennsylvania business corporation (the “Company”), and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange (collectively, the “Erie Insurance Group”) by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates; (b) to attract and retain employees of outstanding competence and ability; and (c) to further align the interests of such employees with those of the shareholders of the Company.

     1.2 Administration of the Plan. The Plan shall be administered by the Executive Compensation and Development Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) or other committee appointed by the Board, which shall be comprised of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (2) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) select Participants after receiving the recommendations of the management of the Company; (ii) determine the number of Restricted Performance Shares, as described in Section 2 subject to each grant; (iii) determine the time or times when grants are to be made or are to be effective, including the Performance Period for each grant; (iv) determine the terms and conditions, including the Performance Goals, subject to which grants may be made; (v) extend the term of any grant; (vi) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan; (vii) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (viii) construe and interpret the Plan and all rules, regulations, and instruments utilized thereunder; and (ix) make all determinations deemed advisable or necessary for the administration of the Plan. All determinations by the Committee shall be final and binding.

     1.3 Eligibility and Participation. Participation in the Plan shall be limited to officers (who may also be members of the Board) and other salaried key employees of the Company and its subsidiaries and affiliates as identified by the Committee to participate in the Plan. Employees who are granted awards under the Plan are referred to herein as “Participants”.

     1.4 Shares Available. The aggregate net number of shares of Class A (non-voting) Common Stock of the Company (the “Common Stock”) which may be paid and as to which grants of Restricted Performance Shares may be made under the Plan is 1,000,000 shares, subject to adjustment and substitution as set forth in Section 3. The Company or its agent shall repurchase outstanding shares of Common Stock in order to satisfy the Company’s obligation under the Plan to pay awards in shares of Common Stock. If shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to Restricted Performance Shares or are withheld or delivered to the Company in satisfaction of a tax withholding obligation, the shares so forfeited, withheld or delivered shall again be available for purposes of the Plan.

     1.5 New Participants. Except as provided in this Section 1.5, an employee who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. New employees of the Company or its subsidiaries and affiliates hired during a Performance Period, and employees promoted during the Performance Period who were not eligible to participate in the Plan at the beginning of the Performance Period, may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis (based on the number of days in the Performance Period that such employee is an employee who is deemed eligible to participate in the Plan); provided, that if the new or promoted employee is a covered employee (as such term is defined under Section 162(m) of the Code or any successor section thereto and the regulations thereunder), then the employee shall not be eligible to participate in the Plan unless he or she becomes a Participant effective not later than 90 days after the beginning of the Performance Period.

SECTION 2. RESTRICTED PERFORMANCE SHARES

     2.1 Restricted Performance Shares. The Committee is authorized to grant Restricted Performance Shares to Participants on the following terms and conditions:

        (i) Right to Payment of Shares. Restricted Performance Shares shall represent a right to receive shares of Common Stock based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the award.

        (ii) Terms of Restricted Performance Shares. At the time Restricted Performance Shares are granted, the Committee shall cause to be set forth in the agreement covering such award or otherwise in writing (1) the Performance Goals applicable to the award, the weighting of such goals, and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the number of shares of Common Stock which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance.

        (iii) Performance Goals. “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: (i) adjusted combined ratio of property and casualty insurance operations of Erie Insurance Group, (ii) growth in direct written premiums of Erie Insurance Group, (iii) the statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (iv) net income (including net income before or after taxes and net income before interest, taxes, depreciation and amortization), net income per share and net income per share growth rate, (v) operating revenue, net premiums written or net premiums earned, (vi) operating expenses, cost of management operations or underwriting expenses, (vii) cash flow, (viii) return on capital, shareholders’ equity, assets or investments, (ix) stock price, (x) market share or (xi) gross margins. Performance measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination the foregoing and/or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Committee at the time of making the award of Restricted Performance Shares. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.

        (iv) Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of shares of Common Stock to the Participant for Restricted Performance Shares, the Committee shall determine, in accordance with the terms of the Restricted Performance Shares, and certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the number of shares, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.

        (v) Maximum Individual Payments. The maximum number of shares of Common Stock which may be earned under the Plan by any single Participant during any one calendar year shall be limited to 250,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

        (vi) Termination of Employment.

(a)	Death, Disability or Normal or Early Retirement. If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period by reason of death, disability (meaning total and permanent disability within the meaning of Section 22(e)(3) of the Code) or Normal or Early Retirement (as defined in the Company’s qualified pension plan for employees), the Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion; provided, that the Participant shall not receive less than the total number of shares of Common Stock earned pursuant to such Restricted Performance Shares held by such Participant based upon performance during the reduced Performance Period which is deemed to end on the last day of the year in which such termination occurs. Such award will be paid in the form of shares of Common Stock in the manner provided for in Section 2.1(vii).

(b)	Other Terminations. If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period for any reason other than death, disability or Normal or Early Retirement as described in subsection (a), above, the Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion; provided, that a Participant who is terminated for cause (as defined in such employee’s employment agreement with the Company or its subsidiary or affiliate, if no such agreement exists, as defined by the Committee) shall not be entitled to receive payment of any award for any Performance Period.

        (vii) Payment. As soon as reasonably practicable following the Committee’s determination and certification, as set forth in Section 2.1(iv), the Company shall pay to the Participant the number of shares of Common Stock earned pursuant to the award of Restricted Performance Shares held by the Participant for the relevant Performance Period.

SECTION 3. ADJUSTMENT PROVISIONS

     3.1 Adjustments Generally. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Restricted Performance Shares, the number of shares of Common Stock which may be issued under the Plan but not then subject to outstanding Restricted Performance Shares and the maximum number of shares as to which Restricted Performance Shares may be granted and as to which shares may be awarded under Section 2.1(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

     3.2 Recapitalizations, Mergers, Etc. If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Restricted Performance Share, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Restricted Performance Share, the number and kind of shares of stock or other securities (and in the case of outstanding Restricted Performance Share, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     3.3 Spin-Offs, Liquidations, Etc. If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common

Stock, the Committee shall make any adjustments to any then outstanding Restricted Performance Share which it determines are equitably required to prevent dilution or enlargement of the rights of awardees which would otherwise result from any such transaction.

     3.4 No Fractional Shares. No adjustment or substitution provided for in this Section 3.1 shall require the Company to pay or sell a fraction of a share of Common Stock or other security. Accordingly, all fractional shares of Common Stock or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 4. AMENDMENTS TO AND TERMINATION OF THE PLAN

     4.1 Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in Section 5.15, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 5.15, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any award may materially and adversely affect the rights of such Participant under any award theretofore granted to him.

SECTION 5. MISCELLANEOUS

     5.1 Designation of Beneficiary. A Participant may designate, in a writing delivered to the Company before his death, a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such designation may be made, revoked or changed by the Participant at any time before the earlier of death or receipt of any unpaid amounts, but such designation of beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, its subsidiaries, affiliates and the Board from all further obligations with respect to that payment.

     5.2 No Right to Employment. Nothing contained in the Plan or any award agreement shall confer, and no grant of an award shall be construed as conferring, upon any Participant any right to continue in the employ of the Company, its subsidiaries or affiliates or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an award.

     5.3 Nontransferability. A Participant’s rights under the Plan, including the right to any shares payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to his designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution.

     5.4 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Company. The Plan shall not preclude the shareholders of the Company, the Board or any committee thereof, or the Company from authorizing or approving other employee benefit plans or forms or incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Company or the participation in any such plans by Participants in the Plan.

     5.5 Withholding. To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy such tax withholding obligations, provided that shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires.

     5.6 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the Plan or any award agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver shares pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

     5.7 Deferral. Participants may elect to defer all or a portion (in whole percentages) of their Restricted Performance Shares for any Performance Period, in accordance with the terms of a deferral agreement entered into between the Participant and the Company; provided that such election to defer must be made prior to the commencement of the Performance Period to which such deferral relates. The Company may require that such deferrals be made in the form of Common Stock units. No amount in excess of the number of the shares of Common Stock underlying such Restricted Performance Shares deferred shall be payable to the Participant for such deferral, except for the dividend equivalent amount for dividends paid on the Company’s outstanding Common Stock during the deferral period.

     5.8 Expenses. The expenses of administering the Plan shall be borne by the Company.

     5.9 Indemnification. Service on the Committee shall constitute service as a member of the Board so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation, By-Laws, or resolutions of its Board or shareholders.

     5.10 Tax Litigation. The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

     5.11 No Right to Awards; No Shareholder Rights. No Participant or employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact paid to such Participant in connection with such award.

     5.12 No Fractional Shares. No fractional shares of Common Stock shall be paid or delivered pursuant to the Plan or any award. In the event that any award would result in the issuance of a fractional share of Common Stock, the fractional share shall be rounded up to the next whole share.

     5.13 Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof).

     5.14 Severability. If any provision of the Plan or any award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or award, it shall be deleted and the remainder of the Plan or award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

     5.15 Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any award agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for awards under the Plan or such award agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

     5.16 Registration and Listing Compliance. No award shall be paid and no shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an award agreement or another contract between the Company and the Participant, neither the grant of any award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities, whether or not necessary in order to permit any such payment or distribution.

     5.17 Stock Certificates. All certificates for shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to shares. In addition, during any period in which awards or shares are subject to restrictions or limitations under the terms of the Plan or any award agreement, or during any period during which delivery or receipt of an award or shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 6. EFFECTIVE DATE AND TERM OF THE PLAN

     6.1 Effective Date. The effective date and date of adoption of the Plan shall be March 2, 2004, the date of adoption of the Plan by the Board, provided that the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders of the Company and any award granted prior to such shareholder approval shall be subject to and conditioned upon receipt of such shareholder approval. Notwithstanding anything else contained in the Plan or in any award agreement, no shares may be distributed pursuant to any award granted under the Plan prior to such shareholder approval. In the event such shareholder approval is not obtained, all awards granted under the Plan shall automatically be deemed void and of no effect. Absent additional shareholder approval, no Restricted Performance Shares may be granted under the Plan subsequent to the Company’s Annual Meeting of Shareholders in 2009.

* * *

ERIE INDEMNITY COMPANY
CLASS B COMMON STOCK
PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints F. William Hirt, Jan R. Van Gorder and Jeffrey A. Ludrof and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 27, 2004 at 2:00 p.m. local time, and at any adjournment, postponement or continuation thereof, as follows:

1.	ELECTION OF DIRECTORS

[ ]	FOR all candidates listed below	[ ]	WITHHOLD AUTHORITY
to vote for the candidates
listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate’s name in the list below.

Kaj Ahlmann, John T. Baily, Samuel P. Black, III, J. Ralph Borneman, Jr., Wilson C. Cooney, Patricia Garrison-Corbin, John R. Graham, Susan Hirt Hagen, C. Scott Hartz, F. William Hirt, Samuel P. Katz, Claude C. Lilly, III, Jeffrey A. Ludrof, Jan R. Van Gorder, Robert C. Wilburn.

2.	PROPOSAL TO APPROVE THE NEW ANNUAL INCENTIVE PLAN.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	PROPOSAL TO APPROVE THE NEW LONG-TERM INCENTIVE PLAN.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the proxies, on behalf of and at the direction of the Board of Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to Securities and Exchange Commission Rules and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above and FOR the approval of the Company’s new Annual Incentive Plan and the Company’s new Long-Term Incentive Plan.

This proxy should be dated, signed by the shareholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

(SEAL)

(SEAL)

Date: , 2004